                                                                   Exhibit 2.01


================================================================================




                            ASSET PURCHASE AGREEMENT

                                      AMONG

                          BRUCKNER SUPPLY COMPANY, INC.

                                       AND

                            WESCO DISTRIBUTION, INC.



                               SEPTEMBER 11, 1998


================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE 1.  Purchase and Sale of Assets; Assumption of Certain Liabilities........................................1
   1.1. Purchased Assets..........................................................................................1
   1.2. Excluded Assets...........................................................................................3
   1.3. Assumption of Certain Liabilities; Excluded Liabilities...................................................4
   1.4. Establishment of Operating Division.......................................................................4
   1.5. Purchase Price and Payment................................................................................4
   1.6. Working Capital Adjustments; Post Closing Adjustments.....................................................8
ARTICLE 2.  Closing; Deliveries of the Parties at Closing........................................................11
   2.1. The Closing..............................................................................................11
   2.2. Deliveries at the Closing by Seller:.....................................................................11
   2.3. Deliveries at the Closing by Buyer.......................................................................12
   2.4. Passage of Title.........................................................................................12
   2.5. Transfer Taxes, Etc......................................................................................12
   2.6. Right to Contest.........................................................................................13
   2.7. Nonassignable Contracts and Rights.......................................................................13
ARTICLE 3.  Representations and Warranties of Seller.............................................................13
   3.1. Corporate Status; Authority..............................................................................13
   3.2. Corporate Action; Authority; Execution...................................................................14
   3.3. No Conflicts.............................................................................................14
   3.4. Shareholders; Equity Interests/Subsidiaries..............................................................14
   3.5. Financial Statements.....................................................................................15
   3.6. No Undisclosed Liabilities...............................................................................15
   3.7. Absence of Certain Changes or Events.....................................................................15
   3.8. Licenses, Permits and Authorizations.....................................................................16
   3.9. Sufficiency of Assets....................................................................................16
   3.10. Assets Other than Real Property Interests...............................................................17
   3.11. Title to Real Property..................................................................................17
   3.12. Accounts Receivable.....................................................................................18
   3.13. Inventory...............................................................................................18
   3.14. Intellectual Property...................................................................................18
   3.15. Labor Matters...........................................................................................19
   3.16. Litigation..............................................................................................20
   3.17. Brokers.................................................................................................21
   3.18. Contracts...............................................................................................21
   3.19. Compliance with Laws....................................................................................22
   3.20. Environmental Matters...................................................................................23
   3.21. Taxes...................................................................................................23
   3.22. Insurance...............................................................................................24
   3.23. Transactions with Affiliates............................................................................24
   3.24. Disclosure..............................................................................................25
   3.25. Economic Sanctions and Questionable Payments............................................................25
   3.26. Year 2000 Issues........................................................................................25
   3.27. Representations and Warranties..........................................................................25
   3.28. Investment Representations and Warranties...............................................................26

ARTICLE 4.  Representations and Warranties of Buyer..............................................................27
   4.1. Corporate Status; Authority..............................................................................27
   4.2. Corporate Action.........................................................................................27
   4.3. No Conflicts.............................................................................................28
   4.4. Brokers..................................................................................................28
   4.5. No Pending Litigation or Proceedings.....................................................................28
   4.6. Capitalization...........................................................................................28
   4.7. Accuracy of Registration Statement.......................................................................29
ARTICLE 5.  Further Requirements.................................................................................30
   5.1. Noncompetition...........................................................................................30
   5.2. Confidentiality..........................................................................................30
   5.3. Nonsolicitation..........................................................................................30
   5.4. Blue Pencil..............................................................................................31
   5.5. Access to Records........................................................................................31
   5.6. Litigation Cooperation...................................................................................31
   5.7. Certain Employee Matters; Seller's 401(k) Plan...........................................................31
   5.8. Observer Rights..........................................................................................32
   5.9. Articles of Incorporation................................................................................32
   5.10. Lease...................................................................................................32
   5.11. Rosenbaum Subscription..................................................................................33
ARTICLE 6.  Survival of Representations and Warranties/Indemnification...........................................33
   6.1. Survival.................................................................................................33
   6.2. Indemnification by Seller................................................................................33
   6.3. Indemnification by Buyer.................................................................................34
   6.4. Limitation of Liability..................................................................................34
   6.5. Procedures Relating to Third Party Claims................................................................35
   6.6. Other Claims.............................................................................................36
   6.7. Mitigation...............................................................................................37
ARTICLE 7.  Miscellaneous........................................................................................37
   7.1. Cost and Expenses........................................................................................37
   7.2. Bulk Sales Laws..........................................................................................37
   7.3. Assignments..............................................................................................38
   7.4. Further Assurances.......................................................................................38
   7.5. Public Announcement......................................................................................38
   7.6. Notices..................................................................................................38
   7.7. Amendment and Modification...............................................................................40
   7.8. Captions.................................................................................................40
   7.9. Governing Law............................................................................................40
   7.10. Waiver of Provisions....................................................................................40
   7.11. Counterparts............................................................................................40
   7.12. Entire Agreement........................................................................................40
   7.13. Brokers or Finders......................................................................................40
   7.14. Definitions; Construction...............................................................................41
   7.15. No Third Party Beneficiaries............................................................................46

                                    EXHIBITS
                                    --------

Exhibit A                  Form of Assignment and Assumption Agreement
Exhibit B                  Form of Promissory Note
Exhibit C                  Form of Bill of Sale
Exhibit D                  Form of Assignment of Rights Agreement
Exhibit E                  Form of Memorandum of Understanding
Exhibit F                  Form of Stock Restriction Agreement
Exhibit G                  Form of Opinion of Seller's Counsel
Exhibit H                  Form of Robert Rosenbaum Employment Agreement
Exhibit I                  Form of Opinion of General Counsel of Buyer
Exhibit J                  Form of Subscription Agreement
Exhibit K                  Form of Rosenbaum Subscription Agreement

                                    SCHEDULES
                                    ---------

Schedule 1.1(m)            Operating Bank Accounts
Schedule 1.2(c)            Certain Other Property
Schedule 1.3               Assumed Liabilities
Schedule 1.5(e)            Allocation of Purchase Price
Schedule 3.3               Conflicts
Schedule 3.5               Financial Statements
Schedule 3.7               Absence of Certain Changes
Schedule 3.8               Licenses/Permits
Schedule 3.10              Personal Property
Schedule 3.11              Real Property
Schedule 3.12              Receivables
Schedule 3.13              Inventory
Schedule 3.14              Intellectual Property
Schedule 3.15              Employees/Labor Matters
Schedule 3.16              Litigation
Schedule 3.18              Certain Contracts
Schedule 3.19              Compliance with Laws
Schedule 3.20              Environmental Matters
Schedule 3.21              Tax Returns
Schedule 3.22              Insurance
Schedule 3.23              Transactions with Affiliates
Schedule 3.27              Required Consents
Schedule 4.3               Conflicts

                              TABLE OF DEFINITIONS

Term                                                                     Section
----                                                                     -------

1999 Additional Purchase Amount                                           1.5(c)
Accelerated Additional Purchase Amount                                      7.14
Accelerated Additional Purchase Event                                       7.14
Accelerated Additional Purchase Payment Date                                7.14
Additional Purchase Amount                                                1.5(c)
Additional Purchase Amount Formula                                        1.5(c)
Additional Purchase Amount Payment Date                                   1.5(c)
Additional Purchase Amount Stock Price                                    1.5(c)
Adjusted Additional Purchase Amount                                         7.14
Affiliate                                                                   7.14
Agreed Net Asset Value                                                    1.6(a)
Assignment and Assumption Agreement                                       1.3(a)
Assignment of Rights                                                      2.2(b)
Assumed Contracts                                                         1.1(f)
Assumed Liabilities                                                       1.3(a)
Audited Financial Statements                                                 3.5
Balance Sheet Purchase Price Adjustment                                   1.6(a)
Beneficial Owners                                                           7.14
Benefit Plan                                                             3.15(b)
Bill of Sale                                                              2.2(a)
Bruckner Division                                                            1.4
Buyer                                                                   preamble
Business                                                                recitals
Buyer Damages                                                             6.2(a)
Buyer Indemnitees                                                         6.2(a)
Buyer Material Adverse Effect                                                4.1
Buyer Transaction Documents                                               2.3(i)
Change of Control                                                           7.14
Change of Control Election Period                                           7.14
Change of Control Discount Factor                                           7.14
Change of Control Payment Date                                              7.14
Cash and Investments                                                      1.2(a)
Claims Notice                                                                6.6
Closing                                                                      2.1
Closing Balance Sheet                                                     1.6(a)
Closing Balance Sheet Date                                                1.6(a)
Closing Date                                                                 2.1
Closing Purchase Amount                                                   1.5(b)
Commission                                                               3.28(a)

Term                                                                     Section
----                                                                     -------

Confidential Information                                                     8.2
Contracts                                                                 1.1(f)
Current Year Additional Purchase Formula Amount                           1.5(c)
December 31, 1997 Balance Sheet                                              3.6
EBITDA                                                                     11.14
EBITDA Statement                                                      1.5(c)(ii)
Election Date                                                             1.5(c)
Employee Benefit Plan                                                    3.15(b)
Employment Agreement                                                      2.3(e)
Environmental Audits                                                     3.20(a)
Environmental Laws                                                       3.20(c)
Environmental Permits                                                    3.20(b)
ERISA                                                                    3.15(b)
Estimated Net Asset Amount                                                1.5(b)
Excluded Assets                                                              1.2
Excluded Liabilities                                                      1.3(b)
Existing Holders                                                            7.14
Financial Statements                                                         3.5
GAAP                                                                        7.14
GAAP Financial Statements                                            1.5(c)(iii)
Governmental Entity                                                         7.14
Hart-Scott-Rodino Act                                                        3.3
Hazardous Material                                                       3.20(c)
Indemnified Party                                                            6.5
Intellectual Property                                                     1.1(g)
Interim Financial Statements                                                 3.5
Interim Net Asset Value                                               1.6(a)(ii)
Inventory                                                                 1.1(b)
IRS                                                                      3.15(f)
Lease                                                                       5.10
Leased Property                                                             3.11
Liens                                                                        1.1
Memorandum of Understanding                                               2.2(c)
Minimum Stock Ownership                                                   5.8(a)
Net Assets                                                                1.6(a)
Net Cash                                                                  1.1(m)
Observer                                                                  5.8(d)
Objection Notice                                                     1.5(c)(iii)
PCBs                                                                     3.20(b)
Permitted Liens                                                          3.10(a)
Permitted Real Estate Liens                                                 3.11
Permitted Transferee                                                         7.3
Person                                                                      7.14

Term                                                                     Section
----                                                                     -------

Promissory Note                                                           1.5(b)
Properties                                                                  3.11
Property                                                                    3.11
Public Entity                                                               7.14
Public Entity Stock                                                         7.14
Public Multiple                                                             7.14
Purchase Price                                                            1.5(a)
Purchased Assets                                                             1.1
Real Property                                                             1.1(e)
Receivables                                                               1.1(a)
Registration Statement                                                       4.7
Related Person                                                           3.18(i)
Release                                                                  3.20(c)
Representative                                                              7.14
Restricted Party                                                             5.1
Restriction Period                                                           5.1
Returns                                                                  3.21(a)
Rosenbaum Subscription Agreement                                            5.10
Scheduled Contract                                                          3.18
Securities Act                                                           3.28(a)
Seller                                                                  preamble
Seller Damages                                                            6.3(a)
Seller Indemnities                                                        6.3(a)
Seller Material Adverse Effect                                               3.1
Seller Transaction Documents                                              2.2(h)
Shareholders                                                              3.4(a)
Shares                                                                      3.28
Stock Restriction Agreement                                               2.2(d)
Subscription Agreement                                                 1.5(c)(v)
Taxes                                                                    3.21(a)
Third Party Claim                                                            6.5
Uncollected Receivables                                                   1.6(b)
Uncollected Receivables Adjustment                                        1.6(b)
Value Multiple                                                              7.14
WESCO International                                                       1.5(c)
Working Capital Adjustment                                                1.6(a)

                           ASSET PURCHASE AGREEMENT dated as of September 11,
1998, among BRUCKNER SUPPLY COMPANY, INC., a New York corporation ("SELLER"), and WESCO DISTRIBUTION, INC., a Delaware corporation ("BUYER").


                                    RECITALS:
                                    ---------

         1. Seller owns and operates a business which designs and manages integrated industrial supply systems (the "BUSINESS").

         2. Seller desires to sell, assign and transfer to Buyer, and Buyer desires to purchase from Seller, substantially all the assets and properties used or held for use in connection with the Business, as described in more detail below, all on the terms and subject to the conditions described herein. In connection therewith, Buyer will assume substantially all of the liabilities and obligations of the Business as further described herein.

         3. As an inducement to Buyer to enter into this Agreement, the individual Restricted Parties agree to be bound by certain provisions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:


                                   ARTICLE 1.

         Purchase and Sale of Assets; Assumption of Certain Liabilities
         --------------------------------------------------------------

         1.1.     Purchased Assets.

         Subject to and in reliance upon the representations, warranties and agreements herein set forth, and subject to the terms and conditions herein contained, Seller shall grant, convey, sell, assign, transfer and deliver to Buyer on the Closing Date (as defined herein), and Buyer shall purchase on the Closing Date, free and clear of all covenants, restrictions, mortgages, liens, security interests, claims, pledges, easements, assignments, subleases, rights-of-way, options, rights of refusal, charges, leases, licenses, defects in title, encumbrances and any other restriction of any kind or nature (collectively, "LIENS") except for Permitted Liens (as defined herein) and Permitted Real Estate Liens (as defined herein), all properties, assets, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description, wherever located, including the Business as a going concern and goodwill, that are owned by Seller and used or held for use in connection with the Business, except for those assets which are expressly excluded pursuant to Section 1.2 hereof (the "PURCHASED ASSETS"). Without limiting the foregoing, the Purchased Assets shall include the following:

                  (a) Receivables. All notes receivable, accounts receivable and other receivables of Seller of any kind (collectively, "RECEIVABLES").

                  (b) Inventories. All inventories and supplies of Seller (collectively, the "INVENTORY").

                  (c) Prepaid Items. All prepaid expenses (other than prepaid Taxes (as defined in Section 3.22)).

                  (d) Machinery, Equipment and Other Personal Property. All physical assets, machinery, equipment, automobiles, trucks, furniture, fixtures, office materials and supplies, computer hardware and software, spare parts, and other tangible personal property of every kind and description owned, leased or licensed by Seller and used or held for use in connection with the Business.

                  (e) Real Property. All land and leaseholds, and other estates in real property and appurtenances thereto, and all easements, privileges, rights-of-way, lands underlying any adjacent streets or roads, licenses, permits and other rights pertaining to or accruing to the benefit of such real property and leasehold interests and estates in real property, buildings, warehouses, and fixtures and improvements thereon ("REAL PROPERTY") leased or licensed by Seller as of the date hereof and used or held for use in connection with the Business.

                  (f) Contracts. Seller's rights under all contracts, leases, licenses, indentures, agreements, commitments and all other legally binding arrangements, whether oral or written, express or implied ("CONTRACTS"), including those listed on Schedule 3.18, subject to the provisions of Section
2.17 (collectively, the "ASSUMED CONTRACTS").

                  (g) Intellectual Property. All trademarks, service marks, franchises, patents, trade names, jingles, slogans, and logotypes, copyrights and other intangible rights (registered or unregistered), including any applications therefor and all drawings and designs, know-how, show-how trade secrets and secret processes and formulas and licenses with respect to intangible property rights, computer programs and program rights, and other intangible property and proprietary rights, whether or not subject to statutory registration or protection (the "INTELLECTUAL PROPERTY"), in each case owned, leased or licensed by Seller and used or held for use as of the date of this Agreement in connection with the Business.

                  (h) Files and Records. All files, records, books of account, general, financial, accounting and personnel records, invoices, computer programs, tapes, electronic data processing software, customer and supplier lists, correspondence and other records of Seller used or held for use by or otherwise primarily relating to the Business.

                  (i) Security Deposits. All security deposits held by third parties for the benefit of Seller on the Closing Date.

                  (j) Claims. All rights, claims, credits or causes of action against third parties relating to or arising out of the Business, except any and all claims of Seller for refunds, carrybacks, carryforwards and credits relative to Taxes paid or attributable to a taxable period (or portion thereof) ending on or prior to the Closing.

                  (k) Goodwill. All Seller's goodwill in, and the going concern value of, the Business.

                  (l) Permits, Licenses and Authorizations. All governmental permits, licenses and authorizations held by Seller, including those listed on
Schedule 3.8, to the extent the same may be transferred to Buyer.

                  (m) Operating Bank Accounts. Those operating bank accounts set forth on Schedule 1.1(m) attached hereto including the cash balance of such accounts, net of outstanding checks written on such accounts as of the Closing Date (the net balance of such accounts which may be positive or negative referred to as "NET CASH").

                  (n) Insurance. All insurance policies and self-insurance programs and any coverage or other rights under such policies and self-insurance programs.

         1.2.     Excluded Assets.

         The following shall be excluded from the Purchased Assets and retained by Seller (the "EXCLUDED ASSETS"):

                  (a) Cash and Investments. All cash on hand or in bank accounts and other cash items, cash equivalents and short-term investments other than Net Cash (collectively, "CASH AND INVESTMENTS") held in connection with the Business on the Closing Date.

                  (b) Claims for Taxes. Any and all claims of Seller for refunds, carrybacks, carryforwards and credits relative to Taxes paid or attributable to a taxable period (or portion thereof) ending on or prior to the Closing;

                  (c) Certain Other Property. Those assets listed on Schedule 1.2(c);

                  (d) Certain Benefit Plans. All Employee Benefit Plans (as defined herein), including, without limitation, employee pension, profit sharing 401(k), medical benefit or health plans and trusts and related trust accounts, funds, insurance policies, investments or other assets;

                  (e) Intercompany Receivables. Any intercompany receivable balance due from any Affiliate of Seller;

                  (f) Retained Rights. Any property, right or asset arising from and directly related to the defense, release, compromise, discharge or satisfaction of any of the Excluded Liabilities unless such property, right or asset is included on the Closing Balance Sheet.

                  (g) Corporate Records. The minute books, seal, stock records, tax returns and records of Seller pertaining to Excluded Assets.

         1.3.     Assumption of Certain Liabilities; Excluded Liabilities.

                  (a) Upon the terms and subject to the conditions of this Agreement, effective as of the Closing Date, Buyer shall assume and agree to pay, honor, perform and discharge when due and payable, and indemnify and hold harmless Seller from any and all liabilities and obligations of Seller of any kind, character and description, whether accrued, absolute, contingent, or otherwise, whether arising before or after Closing relating to or arising from the operation of the Business or the Purchased Assets (the "ASSUMED LIABILITIES"), which will be evidenced by the execution and delivery of an Assignment and Assumption Agreement substantially in the form of Exhibit A attached hereto (the "ASSIGNMENT AND ASSUMPTION AGREEMENT").

                  (b) Buyer shall in no event assume, nor shall it be liable for, any obligations or liabilities of Seller of any nature whatsoever (whether express or implied, fixed or contingent, known or unknown) other than the Assumed Liabilities (all obligations and liabilities of Seller other than the Assumed Liabilities are set forth below and referred to herein collectively as the "EXCLUDED LIABILITIES"). Without limiting the foregoing, Buyer shall not be deemed to assume any liabilities relating to or arising out of:

                           (i) Contributions to or other obligations arising
under the Employee Benefit Plans;

                           (ii) All amounts (fixed, contingent or otherwise)
payable by Seller to any Shareholder or other Affiliate of Seller;

                           (iii) All Taxes based on net income or attributable
to sales or use that are assessed, accrued or attributable for periods prior to the Closing Date and related penalties and interest, if any, except to the extent reflected on the Closing Balance Sheet; and

         1.4. Establishment of Operating Division. Upon Closing, Buyer shall form an operating division of Buyer (the "BRUCKNER DIVISION") and the assets and liabilities of the Bruckner Division shall initially be solely comprised of the Purchased Assets and the Assumed Liabilities. The business of the Bruckner Division shall be conducted in accordance with the Memorandum of Understanding.

         1.5.     Purchase Price and Payment.


                  (a) Purchase Price. Buyer will purchase the Purchased Assets for an aggregate purchase price (the "PURCHASE PRICE") consisting of the Closing Purchase Amount described in Section 1.5(b) hereof and (ii) the Additional Purchase Amount described in Section 1.5(c) hereof.


                  (b) Closing Purchase Amount. The Closing Purchase Amount is an amount equal to (i) One Hundred Two Million Five Hundred Thousand Dollars ($102,500,000.00). The Closing Purchase Amount shall be payable as follows:

                           (x) Thirty Million Dollars ($30,000,000.00) to be
evidenced by a convertible promissory note of Buyer payable to Seller and delivered at Closing in substantially the form of Exhibit B attached hereto (the "PROMISSORY NOTE").


                           (y) The balance of the Closing Purchase Amount shall
be paid by wire transfer to a bank account designated in writing to Buyer on the day immediately prior to the Closing Date.


                  (c)      Additional Purchase Amount.


                           During the period beginning June 7, 1999 and
continuing on June 7 of each year thereafter until June 7, 2005 (June 7, 1999 and each June 7 thereafter referred to as an "ADDITIONAL PURCHASE AMOUNT PAYMENT DATE"), Buyer shall pay to Seller an amount consisting of the 1999 Additional Purchase Amount, as defined herein, and the Current Year Additional Purchase Formula Amounts, as defined herein (collectively, the "ADDITIONAL PURCHASE AMOUNT") of up to an aggregate of One Hundred Thirty Million Dollars ($130,000,000.00), subject to the amount of any adjustments made under Section
1.6 hereof, payable as follows:


                                    (i) On June 7, 1999, subject to any
adjustments under Section 1.6 hereof, Buyer shall pay Seller an amount equal to the lesser of (x) Thirty Million Dollars ($30,000,000.00), or (y) an amount equal to the sum of (i) the EBITDA of Seller for the period beginning January 1, 1998, and ending on the Closing Date multiplied by eight plus (ii) the EBITDA of the Bruckner Division for calendar year 1998, multiplied by eight, less the Closing Purchase Amount (such payment referred to as the "1999 ADDITIONAL PURCHASE AMOUNT"). The 1999 Additional Purchase Amount shall be paid pursuant to the terms of Section 1.5(c)(iv) hereof.


                                    (ii) On June 7, 2000, and each June 7
thereafter until the earlier of (x) June 7, 2005, or (y) the date on which the sum of the Adjusted Additional Purchase Amounts shall equal One Hundred Thirty Million Dollars ($130,000,000.00), subject to any adjustments under Section 1.6 hereof, Buyer shall pay Seller an amount (the "CURRENT YEAR ADDITIONAL PURCHASE FORMULA AMOUNT") equal to the lesser of (x) One Hundred Thirty Million Dollars ($130,000,000.00) less the sum of the Adjusted Additional Purchase Amounts for all prior years or (y) an amount determined pursuant to the following formula (the "ADDITIONAL PURCHASE AMOUNT Formula"):


                                   (A x B) - C


For purposes of the Additional Purchase Amount Formula, A is the EBITDA of the Bruckner Division for the immediately preceding calendar year, B is the Value Multiple, and C is equal to the sum of the Closing Purchase Amount plus the aggregate of all prior years' Adjusted Additional Purchase Amount. The Current Year Additional Purchase Formula Amount shall be paid pursuant to the terms of
Section 1.5(c)(iv).


                                    (iii) Buyer shall cause a nationally
recognized, independent accounting firm to certify audited balance sheets and related statements of income and stockholders' equity and cash flows for calendar year 1998 taking into account the results of (i) the

Seller for the period beginning January 1, 1998 and ending on the Closing Balance Sheet Date and (ii) the Bruckner Division for calendar year 1998, each in accordance with GAAP (the "GAAP FINANCIAL STATEMENTS") and the terms of the Agreement and the Memorandum of Understanding by not later than March 31, 1999. Buyer shall have GAAP Financial Statements prepared by March 31 on each successive year that Seller may be entitled to receive payments in respect of the Additional Purchase Amount and shall follow the provisions of this Section 1.5(c)(iii) with respect thereto. An independent auditor selected by Seller will be allowed to observe at Seller's cost the audits to the extent requested by Seller.


                                    By not later than the fifth (5th) business
day after such independent accountants certify the GAAP Financial Statements, Buyer shall make and deliver a copy of the GAAP Financial Statements and a draft determination of EBITDA and the Public Multiple in accordance with this Agreement (the "EBITDA STATEMENT") to Seller.


                                    Upon and after its receipt of the GAAP
Financial Statements and the EBITDA Statement, Seller and its representatives shall consult with Buyer and its accountants with respect to the GAAP Financial Statements and the EBITDA Statement, shall be given an opportunity to review Buyer's accountant's workpapers relating to the preparation thereof and shall be given access to such information, including the financial books and records of the Bruckner Division and Buyer's accountants, as is reasonably necessary to perform such examination and review.


                                    In the event that Seller disagrees in any
respect with the EBITDA Statement, Seller shall deliver to Buyer within thirty
(30) days after Seller's receipt of the EBITDA Statement from Buyer, a written notice (the "OBJECTION NOTICE") specifying the matters to which it objects and the basis for such disagreement (together with any authority or documentation supporting its position). In the event no such Objection Notice is timely delivered to Buyer, the EBITDA Statement shall be deemed the final determination of EBITDA as of such thirtieth (30th) day after delivery of the EBITDA Statement by Buyer (the "FINAL DETERMINATION OF EBITDA").


                                    In the event that Buyer timely receives an
Objection Notice and the parties are unable to resolve the disagreement specified in the Objection Notice within ten (10) business days after receipt by Buyer thereof, the disagreement shall be submitted to an independent public accounting firm mutually acceptable to Buyer and Seller (the "RESOLUTION ACCOUNTANT").


                                    The Resolution Accountant shall follow such
procedures as it deems appropriate for obtaining the necessary information in considering the respective positions of Buyer and Seller. The Resolution Accountant shall have the right to review all accounting records relevant to the EBITDA Statement. The Resolution Accountant shall render its determination on the disagreement submitted to it within ten (10) days of submission of the disagreement by Buyer and Seller. The Resolution Accountant's determination shall be final, conclusive and binding upon Buyer and Seller. The EBITDA Statement, as and when adjusted to reflect the Resolution Accountant's resolution of any disagreement between Buyer and Seller, if any, shall be deemed the Final Determination of EBITDA on the date that the Resolution Accountant delivers its determination to Buyer.

                                    Fees and expenses for the Resolution
Accountant (i) shall be paid by the Seller if the EBITDA Statement is affirmed by the Resolution Accountant or (ii) shall be apportioned between Buyer and Seller if the Resolution Accountant determines that Final Determination of EBITDA exceeds the amount of the EBITDA Statement. Such apportionment shall be made so that Buyer shall pay the amount resulting when the fees and expenses are multiplied by a fraction (not to exceed one), the numerator of which is equal to the difference between the Final Determination of EBITDA and the EBITDA Statement and the denominator of which is equal to the difference between the Seller's assertion of EBITDA and the EBITDA Statement; and Seller shall pay the remainder.


                                    (iv) The 1999 Additional Purchase Amount and
the amount of any Current Year Additional Purchase Formula Amount shall be paid in immediately available funds, provided, however, that if Buyer or WESCO International, Inc. ("WESCO INTERNATIONAL") becomes a Public Entity on or prior to March 31 immediately preceding the Additional Purchase Amount Payment Date, then Seller may elect to receive up to fifty percent (50%) of the 1999 Additional Purchase Amount or the Current Year Additional Purchase Formula Amount, as the case may be, in the form of shares of Public Entity Stock. The number of shares of Public Entity Stock to be issued to Seller shall be determined by dividing the amount of the 1999 Additional Purchase Amount or the Current Year Additional Purchase Formula Amount, as the case may be, to be paid in Public Entity Stock by the lower of (x) the closing price of the Public Entity Stock on the first business day immediately preceding the Election Date or (y) the average closing price of the Public Entity Stock for the thirty (30) calendar days immediately preceding the Election Date (such Public Entity Stock price referred to herein as the "ADDITIONAL PURCHASE AMOUNT STOCK PRICE").


                                    (v) Seller shall elect to receive payments
of Additional Purchase Amount in shares of Public Entity Stock, if permitted in this Section 1.5, by delivering written notice to Buyer on a date during the period beginning on April 1 and ending on the later of (x) April 30, or (y) the date on which EBITDA is finally determined pursuant to Section 1.5(c)(iii) (the date of receipt of such notice by Buyer the "ELECTION DATE") immediately preceding an Additional Purchase Amount Payment Date, specifying the amount of the 1999 Additional Purchase Amount or the Current Year Additional Purchase Formula Amount, as the case may be, that Seller elects to receive in the form of Public Entity Stock, subject to Section 1.5(c)(iv). Following the delivery of the aforementioned notice, Seller shall execute a stock subscription agreement in substantially the form attached on Exhibit J (the "STOCK SUBSCRIPTION AGREEMENT") and the Stock Restriction Agreement.


                  (d) Acceleration of Additional Purchase Amounts. In the event of an Accelerated Additional Purchase Event, Buyer shall pay Seller the Accelerated Additional Purchase Amount in complete satisfaction of all of Buyer's obligations under this Section 1.5. The Accelerated Additional Purchase Amount shall be paid by Buyer in immediately available funds on or before the 15th day first following an Accelerated Additional Purchase Event. Failure to deliver a Change of Control Payment Notice to Buyer shall constitute an irrevocable election by Seller, on behalf of itself and its Permitted Assigns, not to receive any Accelerated Additional Purchase Amount as a result of a Change of Control. Nothing contained in this Section 1.5(d) shall constitute a waiver of Buyer's right of set off under Section 1.6(b)(iii) or rights to indemnification under Section 6 hereof.



                  (e) Allocation of Purchase Price. The consideration given by Buyer under this Agreement (including without limitation the payment of the Purchase Price and the assumption of the Assumed Liabilities) shall be allocated among the Purchased Assets in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "CODE"), the regulations promulgated thereunder in conformity with Schedule 1.5(e) attached hereto. Buyer and Seller agree to reflect the allocation determined by Buyer pursuant to this Section 1.5(e) in filing their respective tax returns or declarations for foreign, federal, state or local income tax purposes to the extent allowable under law.

         1.6.     Working Capital Adjustments; Post Closing Adjustments.

                  (a) Working Capital Adjustments. If the net book value of the Purchased Assets and the Assumed Liabilities as reflected on the balance sheet of Seller as of the Closing Date (the "CLOSING BALANCE Sheet") is greater than or less than TWO MILLION DOLLARS ($2,000,000.00) (such difference a "WORKING CAPITAL ADJUSTMENT"), such difference shall be paid to Seller or Buyer, as the case may be, as provided in Sections 1.6(a)(iv) through (vi). The Working Capital Adjustment shall be determined as follows:

                           (i) On November 15, 1998, Seller shall cause to be
prepared and delivered to Buyer the Closing Balance Sheet which shall be reviewed by Anchin, Block & Anchin LLP and shall include a statement to such effect by Anchin, Block & Anchin LLP. The Closing Balance Sheet shall be prepared in accordance with GAAP, consistent with past practice and shall reflect only the Purchased Assets acquired by Buyer and the Assumed Liabilities assumed by Buyer on the Closing Date.

                           (ii) Within five (5) business days after receipt of
the Closing Balance Sheet, Buyer shall pay Seller by wire transfer an amount equal to the Net Assets reflected on the Closing Balance Sheet (the "INTERIM NET ASSET VALUE") over $2.0 million, together with interest from the Closing Date on such amount at the rate of 8% per annum provided; however, that such interest shall not exceed $100,000.00. Upon and after its receipt of the Closing Balance Sheet, Buyer and its representatives shall consult with Seller and its accountants with respect to the Closing Balance Sheet, shall be given an opportunity to review Seller's accountant's workpapers relating to the preparation thereof and shall be given access to such information, including the financial books and records of Seller and its accountants, as is reasonably necessary to perform such examination and review.

                           (iii) Within sixty (60) days after receipt of the
Closing Balance Sheet, Buyer shall advise Seller whether it agrees with the determination of the Interim Net Asset Value of Seller presented in the Closing Balance Sheet or whether it objects to the same. In the event of an objection, Buyer shall specify, in writing, its objections and, if possible, provide Seller with its view as to the proper calculation of the amount of the Interim Net Asset Value. If Buyer does not provide the Seller with written notice of an objection to the Closing Balance Sheet within said sixty (60) day period, Buyer shall be deemed to have accepted the Closing Balance Sheet as delivered by Seller. Seller shall respond in writing to Buyer's objections no later than thirty (30) days after receipt thereof. If Seller fails to so respond or responds but is unable to reach an agreement with Buyer on the amount of the Interim Net Asset Value by no later than sixty (60) days after the receipt of Buyer's objection, then either party may submit the determination to Ernst & Young LLP, who shall be directed to determine the value of the Net Assets and whose decision shall be final and binding. The reasonable expenses of Ernst & Young LLP shall be borne by the party against whom a judgment by Ernst & Young LLP is rendered. For the purpose of this Section, "AGREED NET ASSET VALUE" shall mean the value of the Net Assets of Seller as of the Closing Date as finally agreed between Seller and Buyer or as finally determined by Ernst & Young LLP pursuant to this Section 1.6(a)(iii).

                           (iv) If after the determination of the Agreed Net
Asset Value, the Agreed Net Asset Value is different from the Interim Net Asset Value, the Purchase Price shall be adjusted dollar-for-dollar by the amount of such difference.

                           (v) If the Initial Net Asset Value exceeds the Agreed
Net Asset Value, Seller shall pay to Buyer the amount of such deficiency, together with interest from the Closing Date on such deficiency at the rate of 8% per annum (provided, however, that such interest shall not exceed $100,000.00), by wire transfer within five business days after the date upon which the Agreed Net Asset Value is finally determined pursuant to Section 1.6(a)(iii).

                           (vi) If the Agreed Net Asset Value exceeds the
Initial Net Asset Value, Buyer shall pay to Seller the amount of such excess together with interest from the Closing Date on such excess at the rate of 8% per annum (provided, however, that such interest, when added to the interest paid in Section 1.6(a)(ii) shall not exceed $100,000.00), by wire transfer within five (5) business days after the date upon which the Agreed Net Asset Value is finally determined pursuant to Section 1.6(a)(iii).

                  (b)      Post-Closing Adjustments.

                           (i) The Purchase Price is conditioned on the fact
that Receivables as reflected in the Closing Balance Sheet are fully collectable by March 31, 1999, subject to accrued reserves and allowances as reflected on the Closing Balance Sheet. The extent to which Receivables are (x) assigned to the Seller in accordance with the procedure set forth in Section 1.6(b)(ii) and
(y) in excess of any reserve for doubtful accounts on the Closing Balance Sheet is hereinafter referred to as the "UNCOLLECTED RECEIVABLES ADJUSTMENT." The Uncollected Receivables Adjustment, if any, shall act as an immediate set-off against the Additional Purchase Amount.

                           (ii) Following the Closing Date, any Receivables
reflected in the Closing Balance Sheet that are not paid in full by March 31, 1999 (collectively, the "UNCOLLECTED RECEIVABLES"), may then at the option of the Buyer, be assigned to Seller within a period of thirty (30) days following such date. Any Uncollected Receivables not assigned to Seller shall be accepted by Buyer at the face value thereof. Buyer shall exercise such option by delivering a written notice identifying the Uncollected Receivables to be assigned to Seller. A sum equal to the dollar amount of the Uncollected Receivables assigned to Seller net of reserves and allowances as reflected on the Closing Balance Sheet shall act as an Uncollected Receivables Adjustment. Contemporaneously with the Uncollected Receivables Adjustment, Buyer shall deliver to Seller a document of assignment sufficient to vest ownership of such assigned receivables in the Seller. If Buyer does not timely exercise the option granted herein, said option shall be deemed to be waived unless Seller agrees otherwise.

                           (iii) Pursuant to Section 6.2 hereof, any and all
Buyer Damages shall act as an immediate set-off against amounts due Seller under the Additional Purchase Amount and under the Promissory Note.

                                   ARTICLE 2.

                  Closing; Deliveries of the Parties at Closing
                  ---------------------------------------------

         2.1.     The Closing.

                  The consummation of the transactions provided for in this Agreement, which shall be deemed to occur at the effective time (the "CLOSING"), shall take place at the offices of Buyer in Pittsburgh, Pennsylvania at 10:00 a.m. on the date hereof. The date on which the Closing shall occur is referred to herein as the "CLOSING DATE".

         2.2.     Deliveries at the Closing by Seller:

         At the Closing, Seller shall deliver to Buyer:

                           (a) a Bill of Sale in substantially the form of
Exhibit C attached hereto ("BILL OF SALE"), endorsements, assignments, certificates of title and other instruments of sale, transfer and assignment in form and substance reasonably satisfactory to Buyer and its counsel sufficient to sell, transfer and assign to Buyer all right, title and interest of Seller and good and valid title as to the Purchased Assets;

                           (b) the Assignment of Rights Agreement in
substantially the form of Exhibit D attached hereto (the "ASSIGNMENT OF
RIGHTS");

                           (c) the Memorandum of Understanding regarding the
operation of the Bruckner Division in substantially the form of Exhibit E attached hereto (the "MEMORANDUM OF UNDERSTANDING");

                           (d) the Stock Restriction Agreement contemplated by
this Agreement and the Promissory Note in substantially the form of Exhibit F attached hereto (the "STOCK RESTRICTION AGREEMENT");

                           (e) certified copies of resolutions, duly adopted by
the Board of Directors and Shareholders of Seller, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby and any other authorization required for the transfer of the Purchased Assets;

                           (f) an opinion dated as of the Closing Date of Paul,
Weiss, Rifkind, Wharton & Garrison, counsel to Seller substantially in the form attached hereto as Exhibit G; and

                           (g) such other documents or instruments as Buyer or
its counsel may reasonably request to demonstrate compliance by the Seller with the agreements set forth in this Agreement (such items referred to in clauses
(a) through (h), together with this Agreement, collectively referred to as the "SELLER TRANSACTION DOCUMENTS").

         2.3.     Deliveries at the Closing by Buyer.

         At the Closing, Buyer shall deliver to Seller:

                  (a) the Closing Purchase Amount;

                  (b) the Assignment and Assumption Agreement and such other instruments of assumption for the Assumed Liabilities, in each case in form and substance reasonably satisfactory to Seller and its counsel;

                  (c) the Memorandum of Understanding;

                  (d) the Stock Restriction Agreement;

                  (e) an Employment Agreement between Buyer and Robert Rosenbaum as contemplated by this Agreement in substantially the form attached as Exhibit H (the "EMPLOYMENT AGREEMENT");

                  (f) certified copies of resolutions, duly adopted by the Board of Directors of Buyer, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby;

                  (g) an opinion dated as of a Closing Date of Jeffrey Kramp, Esq., General Counsel of Buyer substantially in the form attached hereto as
Exhibit I; and

                  (h) such other documents or instruments as the Seller or its counsel may reasonably request to demonstrate compliance by Buyer with the agreements set forth in this Agreement (such items referred to in clauses (a) through (i) above together with this Agreement, collectively referred to as the "BUYER TRANSACTION DOCUMENTS").


         2.4.     Passage of Title.

         Title to all Purchased Assets shall pass from Seller to Buyer at Closing, subject to the terms and conditions of this Agreement. Seller assumes no risk of loss to the Purchased Assets after Closing.


         2.5.     Transfer Taxes, Etc.

         Buyer and Seller shall each pay one half of all transfer, documentary, sales, use, registration and other such Taxes and the related fees (including any penalties, interests and additions to Tax) incurred in connection with the sale of the Business (excluding the Real Property) in connection with this Agreement or the transactions contemplated hereby. All Taxes and the related fees (including any penalties, interests and additions to Tax) incurred in connection with the sale of the Real Property pursuant to this Agreement shall be paid by Buyer. The parties shall cooperate in timely preparing and filing all Returns as may be required to comply with the provisions of such Tax laws. Seller shall cooperate with Buyer to minimize, to the extent permitted by law, the amount of any sales taxes, transfer taxes or similar taxes and fees imposed with respect to the transactions contemplated by this Agreement, including by utilizing any applicable sales tax exemptions for occasional sales.

         2.6.     Right to Contest.

         The assumption and agreement by Buyer to pay, perform and discharge the Assumed Liabilities shall not prohibit Buyer from contesting with a third party, in good faith and at the expense of Buyer, the amount, validity or enforceability of any thereof; provided, however, that under no circumstances shall any dispute between Buyer and a third party with respect to any Assumed Liability provide, or be deemed to provide, to Buyer a defense to, or a right to contest, any indemnification claim asserted by Seller in accordance with Article 6 of this Agreement.

         2.7.     Nonassignable Contracts and Rights.

         To the extent that the assignment by Seller of any contract, property, right or asset to be assigned to Buyer pursuant to this Agreement shall require the consent or approval of any other party, and such consent or approval shall not have been obtained on or prior to the time of Closing, this Agreement shall not constitute a contract to assign the same if an attempted assignment would constitute a breach thereof or would in any way adversely affect the rights of Seller (or Buyer, as assignee) thereunder. If any such consent or approval is required but not obtained on or prior to the Closing Date, the parties covenant and agree that in such case, Seller shall continue to deal with the other contracting party or parties, with the benefits of such contract, property, right or asset after the Closing Date accruing to the benefit of Buyer; Seller shall hold all moneys received thereunder for the benefit of Buyer and shall pay the same to Buyer when received; provided, that, all expenses and costs incurred by Seller in connection with dealing with such other contracting parties in such capacity shall be borne by the Bruckner Division.

                                   ARTICLE 3.

                    Representations and Warranties of Seller
                    ----------------------------------------

         Seller hereby represents and warrants to Buyer as follows:

         3.1.     Corporate Status; Authority.

         Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Seller is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect (i) on the condition (financial or otherwise), liabilities, properties, assets or results of operations of the Business, taken as a whole, or (ii) on the ability of the Seller to perform its obligations under or to consummate the transactions contemplated by this Agreement (a "SELLER MATERIAL ADVERSE EFFECT"). Seller has all requisite corporate power to carry on its business and operations as it is now being conducted and to own and operate the Business, and to enter into this Agreement, to perform its obligations hereunder and to complete the transactions contemplated hereby.

         3.2.     Corporate Action; Authority; Execution.

         All corporate and shareholder actions and proceedings necessary to be taken by or on the part of Seller in connection with the transactions contemplated by the Seller Transaction Documents have been duly and validly taken, and this Agreement has been duly and validly authorized, executed and delivered by Seller and constitutes, and each of the other Seller Transaction Documents, as applicable, will be duly and validly authorized, executed and delivered by Seller and will constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with and subject to its terms, except as may be limited by bankruptcy or other laws affecting creditors' rights and by equitable principles.

         3.3.     No Conflicts.

         Except as set forth on Schedule 3.3, neither the execution, delivery and performance by Seller of the Seller Transaction Documents nor the consummation by Seller of the transactions contemplated thereby is an event that, by itself or with the giving of notice or the passage of time or both, will (i) conflict with the articles of incorporation or by-laws, as amended, of Seller, (ii) constitute a violation of, or conflict with or result in any breach of or any default under, or constitute grounds for termination or acceleration of, any license, mortgage, indenture, lease, contract, agreement or instrument to which Seller is a party or by which it is bound, except for such violations, conflicts, breaches, terminations and accelerations as individually or in the aggregate would not be reasonably expected to have a Seller Material Adverse Effect or result in the creation of any Lien (other than a Permitted Lien) upon any of the Purchased Assets or (iii) violate (A) any judgment, decree or order or (B) to the knowledge of Seller, any statute, rule or regulation, in each such case, applicable to the Seller except for such violations that individually or in the aggregate would not reasonably be expected to have a Seller Material Adverse Effect. To the knowledge of Seller, the execution, delivery and performance by the Seller of this Agreement, and the consummation by Seller of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Entity other than; (a) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HART-SCOTT-RODINO ACT"), either by express approval or expiration of the statutory waiting period; and (b) actions or filings which, if not taken or made, would not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect.

         3.4.     Shareholders; Equity Interests/Subsidiaries.

         (a) Schedule 3.4 identifies each record holder of shares of common stock of Seller and his or her respective shares of common stock in the Seller. Each shareholder (the "SHAREHOLDERS") identified on Schedule 3.4 hereto is the bona fide owner of the shares of common stock set forth opposite his or her name.

         (b) The Purchased Assets do not include, directly or indirectly, any capital stock of or other equity interests in any corporation, partnership, limited liability company, limited liability partnership or other Person and Seller is not a member of or participant in any partnership, joint venture, limited liability company, limited liability partnership or similar Person.

         3.5.     Financial Statements.

         Schedule 3.5 sets forth true, correct and complete copies of (a) the balance sheets of Seller as at December 31, 1996 and as at December 31, 1997 (the "DECEMBER 31, 1997 BALANCE SHEET"), and the statements of income and cash flows of Seller for each of the years then ended together with the notes to such financial statements and the reports thereon of Anchin, Block & Anchin LLP, independent certified public accountants (the "AUDITED FINANCIAL STATEMENTS"); and (b) the balance sheet of Seller as at June 30, 1998 and the statement of income of Seller for the six months then ended (the "INTERIM FINANCIAL STATEMENTS"). The Audited Financial Statements and the Interim Financial Statements, collectively are referred to herein as the "FINANCIAL STATEMENTS." The Financial Statements have been prepared from the books and records of Seller, which books and records are complete and accurately reflect all material transactions involving the Business. The Audited Financial Statements present fairly the financial position of Seller as at December 31, 1996 and December 31, 1997 and the statements of income and cash flows of Seller for the periods then ended in conformity with GAAP applied on a basis consistent with past practice, except in each case as described in the notes thereto or as otherwise disclosed in Schedule 3.5.

         3.6.     No Undisclosed Liabilities.

                  (a) There have been no material liabilities or obligations (whether pursuant to Contracts or otherwise) of any kind whatsoever (whether accrued, contingent, absolute, determined, determinable or otherwise) incurred by Seller since December 31, 1997, other than:

                           (i) liabilities or obligations incurred or that have
arisen in the ordinary course of business consistent with past practice which, individually and in the aggregate, have not had and would not reasonably be expected to have a Seller Material Adverse Effect;

                           (ii) liabilities or obligations under this Agreement
or incurred in connection with the transactions contemplated hereby or disclosed herein or in the Schedules hereto; or

                           (iii) liabilities or obligations under the Contracts
(as defined herein).

         3.7.     Absence of Certain Changes or Events.

         Since December 31, 1997, Seller has made reasonable efforts consistent with past practice to preserve the Business and Seller's relationships with customers, suppliers, lenders, creditors, employees, licensors, licensees, distributors and others with whom Seller has a business or financial relationship, and as of the date hereof no such Person or group of persons having a material business or financial relationship with the Seller has informed any officer of the Seller that such Person intends to change or discontinue such relationship, except for such changes or discontinuances as individually or in the aggregate would not be reasonably expected to have a

Seller Material Adverse Effect. Since December 31, 1997, except as set forth on
Schedule 3.7, the Business has been conducted in the ordinary course consistent with past practice (including with respect to the collection of receivables, payment of payables and other liabilities, advertising activities, sales practices (including promotions, discounts and concessions), capital expenditures and inventory levels, and contributions to or accruals to or in respect of Benefit Plans (as defined herein)) and there has not occurred with respect to the Business:

                  (a) any event, occurrence or development which, individually or in the aggregate, has had or would reasonably be expected to have a Seller Material Adverse Effect;

                  (b) any damage, destruction or loss not covered by insurance that would reasonably be expected to have a Seller Material Adverse Effect;


                  (c) any sale or other disposition of any capital asset having a book value in excess of $50,000 used in the Business;


                  (d) any increase in the wage, salary, commission or other compensation (other than routine increases granted in the ordinary course of business and consistent with past practice) payable or to become payable by Seller to any of its employees, or any change in any existing, or creation of any new, insurance or other plan under which Seller provides benefits to such employees;


                  (e) any release or waiver by Seller of any material claim or right; or


                  (f) there shall have been no distributions to the stockholders or Affiliates of Seller from the Closing Balance Sheet Date through the Closing Date.

         3.8.     Licenses, Permits and Authorizations.

         Schedule 3.8 lists and describes all material licenses, permits and authorizations that are currently held by Seller and are, to the knowledge of Seller, required for the conduct of the Business as presently conducted. Except as set forth in Schedule 3.8 or otherwise disclosed in this Agreement or the schedules attached hereto or as would not reasonably be expected to have a Seller Material Adverse Effect: (i) such licenses, permits and authorizations are not subject to any restrictions or conditions that would limit the operation of the Business or operations of Seller as presently conducted; and (ii) there are no applications by Seller or, to the knowledge of Seller, complaints by others pending or threatened before any governmental agency relating to any licenses, permits or authorizations involving the Purchased Assets or Seller.

         3.9.     Sufficiency of Assets.

Except for the Excluded Assets, the Purchased Assets constitute, and on the Closing Date will constitute, all of the assets or property used or held for use primarily in the Business to conduct the Business as the same is now being conducted in all material respects.

         3.10.    Assets Other than Real Property Interests.

                  (a) Seller has good and valid title to all Purchased Assets reflected on the December 31, 1997 Balance Sheet or thereafter acquired, except those sold or otherwise disposed of in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all Liens of any kind except (i) such as are set forth on
Schedule 3.10, (ii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business consistent with past practice, (iii) Liens which secure debt that is reflected as a liability on the December 31, 1997 Balance Sheet and other debt incurred under existing credit facilities and vehicle financings of the Business, (iv) Liens for Taxes, assessments, governmental charges or claims that are not yet delinquent, and (v) other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the Business, as presently conducted (such Liens, encumbrances and imperfections of title described in clauses (i), (ii), (iii) and (iv) above are hereinafter referred to collectively as "PERMITTED LIENS").
Schedule 3.10 sets forth a list of all material personal property owned by Seller and used or held for use in connection with the Business.

                  (b) All the material tangible Purchased Assets of the Business used or held for use in the Business are in all material respects in good working condition, reasonable wear and tear and depreciation excepted. All leased personal property used or held for use in the Business is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

         This Section 3.10 does not relate to interests in Real Property, such items being the subject of Section 3.11.

         3.11.    Title to Real Property.

         Seller owns no Real Property. Schedule 3.11 sets forth a complete list and description of all interests in Real Property used or held for use in the Business leased by the Seller (individually, the "LEASED PROPERTY") and identifies any material leases and reciprocal easement or operating agreements (other than such operating agreements not relating to Real Property identified on other disclosure schedules of the Seller's attached hereto) relating thereto. The Seller has, assuming good and adequate title in each lessor of a leasehold estate, good and valid title to the leasehold estates in all the Leased Property (the Leased Property being sometimes referred to herein, individually, as the "PROPERTY" and, collectively, as "PROPERTIES"), in each case free and clear of all Liens and other similar restrictions of any nature whatsoever, except (A) such as are set forth on Schedule 3.11, (B) leases, subleases and similar agreements set forth on Schedule 3.11, (C) Permitted Liens, (D) easements, covenants, rights-of-way and other similar restrictions of record, (E) any conditions that may be readily determined by a physical inspection of any of the Property made prior to Closing and (F) (I) zoning, building and other similar restrictions, (II) Liens and other similar restrictions that have been placed by any developer, landlord or other third party on property over which the Seller has easement rights or on any Leased Property and subordination or similar agreements relating thereto, and (III) unrecorded easements, covenants, rights-of-way and other similar restrictions, none of which items set forth in clauses (I), (II) and (III), individually or in the aggregate, materially impair the continued use and operation of the property to which they relate in the Business, as presently conducted.

Except as disclosed on Schedule 3.11, to the knowledge of the Seller, the current use by Seller of the plants, offices and other facilities located on the Property does not violate any local zoning or similar land use or government regulations in any material respect (such Liens, encumbrances and imperfections of title described in clause (A), (B), (C), (D), (E) and (F) are hereinafter referred to as "PERMITTED REAL ESTATE LIENS"). No condemnation of any material portion of the Properties has occurred; and Seller has not received any notice related to any future or proposed condemnation of any material portion of the Properties.

         3.12.    Accounts Receivable.

         Except as set forth in Schedule 3.12 attached hereto, all Receivables of Seller included in the Purchased Assets have arisen in the ordinary course of business and are subject to a reserve for bad debts which has been computed in accordance with GAAP and is reasonably estimated to reflect the probable results of collection.

         3.13.    Inventory.

         The Inventory has been valued at the lower of cost or market. The inventory is usable and salable in the ordinary course of business, except for damaged or obsolete items, all of which have been written down to net realizable value or adequate reserves have been provided for such items, and all intercompany profit or other mark-up has been eliminated. Except as set forth on
Schedule 3.13 inventory levels are maintained in a manner consistent with and appropriate for the customary conduct of the business of Seller as previously conducted by it.

         3.14.    Intellectual Property.

                  (a) Schedule 3.14 sets forth a true and complete list of (i) all Intellectual Property owned, used, filed by or licensed to Seller in connection with the Business, and (ii) with respect to registered trademarks, all jurisdictions in which such trademarks are registered or applied for and all registrations and application numbers. Except as set forth on Schedule 3.14, Seller owns all right, title and interest in and to the Intellectual Property, and Seller has the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and license, without payment to any other person, all Intellectual Property listed in Schedule 3.14 and, to the knowledge of Seller, the consummation of the transactions contemplated hereby will not conflict with, alter or impair any such rights. To the knowledge of Seller, Seller has all rights to Intellectual Property which are necessary in connection with the Business as it is presently being conducted.

                  (b) Except as set forth on Schedule 3.14, (i) Seller has not granted any licenses or contractual rights relating to Intellectual Property or the marketing or distribution thereof, (ii) Seller is not bound by or a party to any Contracts of any kind relating to the Intellectual Property of any other Person, except for agreements relating to computer software licensed to Seller in the ordinary course of business consistent with past practice. Subject to the rights of third parties set forth on Schedule 3.14, Seller warrants to its knowledge that all Intellectual Property listed in Schedule 3.14 is free and clear of the claims of others and of all Liens whatsoever. To the knowledge of Seller, the conduct of the Business as it is presently being conducted and as it is proposed to be conducted after the Closing as contemplated by the parties does not violate, conflict with or infringe the Intellectual Property of any other Person. Except as set forth on Schedule 3.14,
(i) no claims are pending or, to the knowledge of Seller, threatened against Seller by any Person with respect to the ownership, validity, enforceability, effectiveness or use of any Intellectual Property and (ii) Seller has not received any communications alleging that Seller has violated any rights relating to Intellectual Property of any Person.

         3.15.    Labor Matters.

                  (a) Except as described in Schedule 3.15, Seller has no contracts of employment with any employee and Seller is not a party to or subject to any collective bargaining agreements with respect to the Business. Seller has delivered to Buyer a true and complete list of all officers and key employees and a complete list of all other employees, with their job titles and compensation, of the Business as of the Closing Date.

                  (b) Schedule 3.15 lists each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("EMPLOYEE BENEFIT PLAN"), and each other employment, pension, welfare, savings, deferred compensation, severance, termination, holiday, vacation, sick leave, performance, incentive, bonus, insurance, stock option, stock purchase or other equity-based plan, program, arrangement or understanding with respect to which Seller contributes or has aggregate liability in respect of present or former employees of the Business in excess of $50,000 (collectively with the Employee Benefit Plan, "BENEFIT PLAN"). Seller has made available to Buyer true and complete copies of any Benefit Plan and related trust agreements as in effect on the date hereof and the most recent Form 5500 required to be filed with respect to such Benefit Plan. No event has occurred since the filing of the most recent Form 5500 that will materially increase the cost of any Benefit Plan. No Benefit Plan is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA).

                  (c) To the knowledge of Seller, each of the Benefit Plans is in compliance in all material respects with all applicable requirements of ERISA, the Code and other applicable law. To the knowledge of Seller, each of the Benefit Plans have been administered in all material respects in accordance with its terms. To the knowledge of Seller, no Benefit Plan which is a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) has any unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA). To the knowledge of the Seller, no "reportable event" (as defined in Section 4043 of ERISA), "prohibited transaction" (within the meaning of Section 406 of ERISA or
Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to any Benefit Plan which could subject Seller to a material penalty, tax or other liability under ERISA, the Code or applicable law; there is no pending or, to the knowledge of Seller, threatened claim or litigation by any party with respect to the Benefit Plans, other than routine claims for benefits.

                  (d) To the knowledge of Seller, no Benefit Plan (i) has an "accumulated funding deficiency" within the meaning of Section 412(a) of the Code as of its most recent plan year or (ii) has applied for or received a waiver of the minimum funding standards imposed by Section 412 of the Code; and Seller has not incurred any material liability to a Benefit Plan (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for premiums not yet due).

                  (e) To the knowledge of Seller, no employee of Seller will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Benefit Plan (other than under written employment contracts listed on Schedule 3.15) as a result of the transactions contemplated hereby.

                  (f) Each Benefit Plan may be amended or terminated prior to the Closing without liability to Buyer. The consummation of the transactions contemplated by this Agreement shall not give rise to any material liability with respect to any Benefit Plan. Each Benefit Plan intended to be a qualified plan under Section 401(a) of the Code has been the subject of a determination letter from the Internal Revenue Service (the "IRS") to the effect that such Benefit Plan is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and to the knowledge of Seller, no event has occurred that could adversely affect such qualified or exempt status.
(g) Seller is not indebted to any of its present or former employees in any amount whatsoever, other than for accrued wages, bonuses and related benefits and reasonable reimbursable business expenses incurred in the ordinary course of business, except as otherwise disclosed on Schedule 3.15.

                  (h) Seller does not have outstanding and unsatisfied, in whole or in part, any loan or advance to any of its present or former employees, other than reasonable advances for business and related expenses made in the ordinary course of business, except as otherwise disclosed on Schedule 3.15.

         3.16.    Litigation.

         Schedule 3.16 sets forth a list of pending lawsuits or claims with respect to which Seller has been contacted in writing by counsel for the plaintiff or claimant against or affecting the Business or arising out of the Business. Except as set forth on Schedule 3.16, (i) to the knowledge of Seller, none of the lawsuits or claims listed in Schedule 3.16 as to which there is at least a reasonable possibility of adverse determination would have, if so determined, individually or in the aggregate, a Material Adverse Effect, (ii) to the knowledge of Seller, there are no unasserted or threatened claims that if asserted in writing, would be required to be disclosed in Schedule 3.16, (iii) to the knowledge of Seller, Seller is not a party or subject to or in default under any material judgment, order, injunction or decree of any Governmental Entity or arbitration tribunal affecting the Purchased Assets, (iv) there is no lawsuit or claim by Seller pending, or which Seller intends to initiate, against any other Person, or (v) to the knowledge of Seller, there is no pending or threatened investigation of or affecting the Business or the Business by any Governmental Entity.

         3.17.    Brokers.

         There is no investment banker, broker or finder or other Person who will have any valid claim against Seller for a commission or brokerage fee in connection with this Agreement or the transactions contemplated hereby as a result of any agreement of, or action taken by, the Seller. Seller has no knowledge of, and has taken no action which would give rise to, any claim for a broker's or finder's fee to be paid by Buyer in connection with the consummation of the transactions provided for in this Agreement.

         3.18.    Contracts.

         Schedule 3.18 hereto contains a complete list of all Contracts of the types described below to which Seller is currently a party or otherwise bound:

                  (a) Contracts with any customer, supplier, agent, advertiser, consultant, advisor, sales representative, distributor, sales agent or dealer involving payments in excess of $100,000, other than a Contract which by its terms may be canceled by Seller without penalty;

                  (b) Covenants not to compete (other than pursuant to any radius restriction contained in any lease, reciprocal easement agreement or development, construction, operating or similar agreement);

                  (c) Contracts with any Governmental Entity;

                  (d) Agreements, Contracts or other instruments under which Seller has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any Person or any other note, bond, debenture or other evidence of indebtedness issued to any Person in each case, in excess of $100,000;

                  (e) Contracts under which (A) any Person has directly or indirectly guaranteed indebtedness, liabilities or obligations of Seller or (B) Seller has directly or indirectly guaranteed indebtedness, liabilities or obligations of any Person, and other than endorsements for the purpose of collection in the ordinary course of business consistent with past practice and including agreements having the effect of a guarantee, whether or not required to be reflected on the Financial Statements in accordance with GAAP;

                  (f) Pledges, security agreements, deeds of trust, financing statements or other documents granting a Lien on any of the Purchased Assets (other than Permitted Liens or Permitted Real Property Liens);

                  (g) Contracts under which Seller has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person in excess of $100,000;

                  (h) Contracts under which Seller is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third party and used in the Business and which entails payments in any 12-month period, in the case of any such Contract, in excess of $100,000;

                  (i) Contracts or other arrangements with any current or former officer, director or employee, shareholder or with any relative, beneficiary, spouse or Affiliate of Seller (a "RELATED PERSON") of the Business or any of their respective affiliates;

                  (j) Each joint venture or partnership arrangement or agreement, however named, involving a sharing of profits, losses, costs or liabilities by Seller and any Person or entity;

                  (k) Each power of attorney granted by Seller and in effect on the date hereof; and

                  (l) Any other Contract whether or not made in the ordinary course of business, which is material to the Business or the termination of which would reasonably be expected to have a Seller Material Adverse Effect.

         To the knowledge of Seller, neither Seller nor any other party is (with or without the lapse of time or the giving of notice or both) in default in any respect under any Contract or instrument required to be set forth in the Seller's disclosure schedules (each, a "SCHEDULED CONTRACT") except for such defaults as could not reasonably be expected to have a Seller Material Adverse Effect. The Seller has made available to Buyer true and complete copies of all Scheduled Contracts. Except as identified on Schedule 3.18, each Scheduled Contract is in full force and effect and constitutes a legal, valid and binding obligation of Seller, and, to the knowledge of Seller, the other parties thereto, enforceable in accordance with its terms except as may be limited by bankruptcy or other laws affecting creditors' rights and by equitable principles. Seller has not received any notice (written or oral) of the intention of any party to terminate any Scheduled Contract.

         3.19.    Compliance with Laws.

         To the knowledge of Seller, the operations of the Business are not now being conducted and, to the knowledge of Seller, have not been conducted in violation in any material respect of any applicable law, ordinance, statute, rule or regulation of any Governmental Entity. Seller has not received any notice from any Governmental Entity that the operations of the Business are being conducted in violation of any applicable law, ordinance, statute, rule or regulation of any Governmental Entity, or of any investigation or review pending or to the knowledge of Seller threatened by any Governmental Entity investigating or reviewing any alleged violation, which violation individually or in the aggregate with all other violations would reasonably be expected to have a Seller Material Adverse Effect.

         3.20.    Environmental Matters.

                  (a) Seller is in compliance in all material respects with all Environmental Laws (as defined herein). No Lien has attached to the Property or facility of the Business pursuant to any Environmental Laws. To the knowledge of Seller, there have been no Releases of Hazardous Material, as both terms are defined herein, by Seller for which remediation of the Property or facility of the Business is required pursuant to Environmental Laws and Seller has not disposed of any Hazardous Material in a manner that is in material violation of any Environmental Laws.

There are no sites, locations or operations for which Seller has received written notice from a Governmental Entity that it is or may be responsible for any remedial or response action, as defined in any Environmental Law, relating to any Release of Hazardous Material. No environmental audits of the Property or facility of the Business were conducted by Seller during its ownership of the Business, or obtained by, or performed on behalf of, Seller in connection with its acquisition of the Business (collectively, the "ENVIRONMENTAL AUDITS").

                  (b) Seller has obtained, and is in compliance in all material respects with, all permits, licenses, authorizations, registrations and other governmental consents required by applicable Environmental Laws necessary for the Business as currently operated ("ENVIRONMENTAL PERMITS"). Seller has not received notice of any civil, criminal or administrative claims or proceedings, pending or, to the knowledge of Seller, threatened, that are based on or related to any Environmental Laws or the failure to comply with any terms and conditions of any Environmental Permits. There are no (i) polychlorinated biphenyls ("PCBS") in equipment on the Property or facility of the Business, (ii) asbestos on the Property or facility of the Business, and (iii) underground storage tanks under the Property or facility of the Business.


                  (c) The term "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign laws, and applicable regulations relating to pollution or protection of the environment, including without limitation laws and regulations relating to emissions, discharge, releases of any "HAZARDOUS MATERIAL" (as defined below) into the environment (including without limitation ambient air, surface water, ground water, drinking water supply, land surface or subsurface strata located both on and off-site) or otherwise relating to the manufacture, processing, distribution, generation, remediation, treatment, storage, disposal, transport, recycling, reclamation, import or export of any Hazardous Material. The term "RELEASE" has the meaning set forth in the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss. 960(22). The term "HAZARDOUS MATERIAL" means any toxic or hazardous constituents, pollutants, contaminants, chemicals, substances, materials or wastes, including without limitation asbestos, PCBs, petroleum or any petroleum products or petroleum-based derivatives or urea formaldehyde.

         3.21.    Taxes.

                  (a) For purposes of this Agreement "TAXES" shall mean all Federal, state, local and foreign taxes or similar charges, including all income, franchise, real property, withholding, employment, sales, excise and transfer taxes and any interest and penalties thereon. Seller has timely filed or will cause to be timely filed all Tax returns and Tax reports which are required to be filed (including proper filing extensions) on or prior to the Closing Date by the Business (the "RETURNS"). All the Returns were or will be, as the case may be, complete and correct in all material respects at the time of filing. All Taxes (other than Taxes which individually or in the aggregate do not exceed $50,000) due and payable with respect to taxable periods covered by the Returns, or with respect to which the Business is or might be otherwise be liable for such periods (including Taxes which the Business may have been required to withhold from amounts owing to any stockholder, employee, creditor or third party), have been timely paid or are being contested in good faith as disclosed on Schedule 3.21. Except as disclosed on Schedule 3.21, Seller is not delinquent in the payment of any Tax, nor has any Tax deficiency been proposed, assessed, or, to the knowledge of Seller, threatened against it. No Liens for Taxes exist with respect to any assets of the Business (other than Liens for Taxes, assessments, or governmental charges or claims that are not yet delinquent).

                  (b) Schedule 3.21 sets forth the tax years through which the Returns have been examined and closed or Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. Except as disclosed on Schedule 3.21: (i) any material deficiencies resulting from any Federal, state, local or foreign audits or examinations of the Business have been paid in full; (ii) there are no present audits, disputes or proceedings as to any Taxes of the Business; (iii) no material issues were raised in writing during any audit, dispute or proceeding of the Business that would, if upheld and applied to any taxable period subsequent to the taxable period covered by such audit, dispute or proceeding and before the Closing Date, result in a material deficiency; (iv) no power of attorney with respect to Taxes of the Business has been filed with any taxing jurisdiction or authority; and (v) Seller has not executed any waiver of the statute of limitations on the assessment or collection of any Tax.

         3.22.    Insurance.

         Seller maintains policies of fire and casualty, liability and other forms of insurance with respect to the Business in such amounts, with such deductibles and against such risks and losses as are customary in the businesses in which it is engaged. The insurance policies currently owned and maintained by the Seller are listed and described in Schedule 3.22.

         All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

         3.23.    Transactions with Affiliates.

         Except as set forth in Schedule 3.23, (i) none of the Scheduled Contracts between the Seller, on the one hand, and any of its Affiliates, on the other hand, will continue in effect subsequent to the Closing, (ii) after the Closing neither Seller nor any Affiliate will have any interest in any property (real or personal, tangible or intangible) or Contract used in or pertaining to the Business, (iii) neither Seller nor any Affiliate has any direct or indirect ownership interest in any Person in which the Business has any direct or indirect ownership interest or with which the Business competes or has a business relationship, and (iv) neither the Seller nor any of its Affiliates provide any material services to the Business.


         3.24.    Disclosure.

         To the knowledge of Seller, no statement of Seller contained in this
Article 3, in any of the disclosure schedules referred to in Article 3 or in any certificates delivered by the Seller pursuant to Section 2.2 intentionally contains any untrue statement of a material fact or intentionally omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading, provided, that the foregoing representation and warranty shall not encompass statements or omissions regarding the prospects, future results of operations or other forward looking matters regarding the Seller, its customers or its business.


         3.25.    Economic Sanctions and Questionable Payments.

         Seller does not have any contracts, agreements, arrangements or understandings in effect with, or any outstanding bids or proposals to, the governments of Iran, Iraq, Libya, North Korea, Cuba, or to the knowledge of Seller, any agency, subdivision or component of any such governments or any national entity owned by such governments or any legal person or entity located in such countries. Seller has not provided (or has any contracts, agreements, arrangements or understandings to provide) any payment of money or other remuneration or benefit of any kind to any party to obtain or retain business, other than gifts or entertainment that are consistent with its customary business practices, are limited in value and do not violate any applicable law.


         3.26.    Year 2000 Issues.

         The Seller has reviewed the areas within its Business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the risk that certain computer applications used by the Seller may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999.

         3.27.    Representations and Warranties.

         Other than the representations and warranties set forth in this Article 3, Seller makes no other express or implied representation or warranty in respect of the Purchased Assets, the Assumed Liabilities or the Business.

         3.28.    Investment Representations and Warranties.

                  (a) Investment Intention. Seller represents and warrants that it is acquiring the Promissory Note and any shares of Public Entity Stock issued upon conversion thereof (the "SHARES") solely for its own account for investment and not with a view to or for sale in connection with any distribution thereof. Seller agrees that it will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of the Promissory Note or any of the Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of the Promissory Note or any Shares), except in compliance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations of the Securities and Exchange Commission (the "COMMISSION") thereunder, and in compliance with applicable state securities or "blue sky" laws. Seller further understands, acknowledges and agrees that neither the Promissory Note nor any of the Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of (i) unless any contractual resale restrictions to which the Shares are subject shall have been complied with or have expired, (ii) unless (A) such disposition is pursuant to an effective registration statement under the Securities Act, (B) Seller shall have delivered to the

Public Entity an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Public Entity, to the effect that such disposition is exempt from the provisions of Section 5 of the Securities Act or
(C) a no-action letter from the Commission, reasonably satisfactory to the Public Entity, shall have been obtained with respect to such disposition and
(iii) unless such disposition is pursuant to registration under any applicable state securities laws or an exemption therefrom.

                  (b) Legend. Seller acknowledges that the Promissory Note shall bear the following legend:

         "THIS NOTE IS SUBJECT TO THE PROVISIONS OF AN ASSET PURCHASE AGREEMENT DATED AS OF SEPTEMBER 11, 1998 AND THE BRUCKNER STOCK RESTRICTION AGREEMENT DATED AS OF SEPTEMBER 11, 1998, AND NEITHER THIS NOTE NOR THE SHARES ISSUABLE UPON CONVERSION THEREOF ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH ASSET PURCHASE AGREEMENT OR THE BRUCKNER STOCK RESTRICTION AGREEMENT, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY."

         "THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION, AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM."

                                   ARTICLE 4.

                     Representations and Warranties of Buyer
                     ---------------------------------------

         4.1.     Corporate Status; Authority.

         The Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. The Buyer is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect (i) on the condition (financial or otherwise), business, liabilities, properties, assets or results of operations of Buyer, taken as a whole, or (ii) on the ability of the Buyer to perform its obligations under or to consummate the transactions contemplated by this Agreement (a "BUYER MATERIAL ADVERSE EFFECT"). Buyer has all requisite corporate power to carry on its business as it is now being conducted, to own and operate such business and Buyer has all requisite corporate power to enter into this Agreement, to perform its obligations hereunder and to complete the transactions contemplated hereby.

         4.2.     Corporate Action.

         All corporate and shareholder actions and proceedings necessary to be taken by or on the part of Buyer in connection with the transactions contemplated by the Buyer Transaction Documents have been duly and validly taken, and this Agreement has been duly and validly authorized, executed and delivered by Buyer and constitutes, and each of the other Buyer Transaction Documents will be duly and validly authorized, executed and delivered by Buyer and will constitute, the legal, valid and binding obligations of Buyer, enforceable against Buyer, in accordance with and subject to its terms, except as may be limited by bankruptcy or other laws affecting creditors' rights and by equitable principles.

         4.3.     No Conflicts.

         Except as set forth on Schedule 4.3, neither the execution, delivery and performance by Buyer of the Buyer Transaction Documents, nor the consummation by Buyer of the transactions contemplated thereby is an event that, by itself or with the giving of notice or the passage of time or both, will (i) conflict with the certificate of incorporation or by-laws, as amended, of Buyer,
(ii) constitute a violation of, or conflict with or result in any breach of or any default under, or constitute grounds for termination or acceleration of, any mortgage, indenture, lease, contract, agreement or instrument to which Buyer is a party or by which it is bound, except for such violations, conflicts, breaches, terminations and accelerations as individually or in the aggregate would not have or be reasonably expected to have a Buyer Material Adverse Effect or result in the creation of any material Lien upon any of Buyer's assets such that it is reasonably likely that Buyer will be unable to proceed with the transactions contemplated in this Agreement or (iii) violate (A) any judgment, decree or order or (B) any statute, rule or regulation, in each such case, applicable to Buyer. The execution, delivery and performance by Buyer of this Agreement, and the consummation by Buyer of the transactions contemplated hereby or thereby, require no action by or in respect of, or filing with, any Governmental Entity other than (a) compliance with any applicable requirements of the Hart-Scott-Rodino Act; (b) actions or filings which, if not taken or made, would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect; and (c) filings and notices not required to be made or given to consummate the transactions contemplated by this Agreement.

         4.4.     Brokers.

         There is no investment banker, broker or finder or other Person who will have any valid claim against Buyer for a commission or brokerage in connection with this Agreement or the transactions contemplated hereby as a result of any agreement of, or action taken by, Buyer. Buyer has no knowledge of, and has taken no action which would give rise to, any claim for a broker's or finder's fee to be paid by Seller in connection with the consummation of the transactions provided for in this Agreement.

         4.5.     No Pending Litigation or Proceedings.

         No action, suit, investigation, claim or proceeding of any nature or kind whatsoever, whether civil, criminal or administrative, by or before any Governmental Entity or arbitrator, is pending or, to the knowledge of Buyer, threatened against or affecting Buyer in connection with any of the transactions contemplated by this Agreement. There is presently no outstanding judgment, decree or order of any Governmental Entity against or affecting Buyer in connection with the transactions contemplated by this Agreement.

         4.6.     Capitalization.

         The Buyer and WESCO International each have available for issuance a sufficient number of its shares of capital stock in order to satisfy their respective obligations under Section 1.5 hereof.

         4.7.     Accuracy of Registration Statement.

         A registration statement (File No. 333-43225) (the "REGISTRATION STATEMENT") with respect to certain debt instruments of Buyer and WESCO International has been prepared by WESCO International and Buyer on Form S-4. As of the effective date of the Registration Statement, the Registration Statement did not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading when taken together with the statements of Buyer contained in this Section 4; provided, however, that (x) Seller recognizes and understands that the Registration Statement was prepared with a view to the sale of public debt instruments and not with a view to the offering or sale (public or private) of the transactions contemplated herein and, accordingly, the foregoing representation and warranty is to be construed in that light, and (y) the foregoing representation and warranty shall not encompass statements or omissions regarding the prospects, future results of operations, plans regarding the offering of securities or other forward looking matters regarding Buyer or WESCO International, Buyer's customers or its business.

                                   ARTICLE 5.

                              Further Requirements
                              --------------------

         5.1.     Noncompetition.

         Seller, Robert Rosenbaum and Eli Rosenbaum (each a "RESTRICTED PARTY") covenant that they shall not, for a period of seven (7) years from the Closing Date (the "RESTRICTION PERIOD"), provided, however, that the Restricted Period shall be limited to five (5) years if Buyer shall have terminated the employment of Robert Rosenbaum without cause (as such term is defined in the Employment Agreement) or if Robert Rosenbaum shall have resigned for good reason (as such term is defined in the Employment Agreement) anywhere in North America, directly or indirectly engage in or become associated as an employee, consultant, partner, owner, agent, stockholder, member, officer or director of, or otherwise have a business relationship with (i) any person or organization (other than Buyer or the Bruckner Division) engaged in, or about to become engaged in, the design, development, operation, marketing or selling of integrated industrial supply systems similar to the Business as currently conducted by Seller; provided, however, that nothing in this Section 5.1 shall prevent Seller, Robert Rosenbaum or Eli Rosenbaum from owning less than 1% of the capital stock of any such publicly traded person or organization.


         5.2.     Confidentiality.

         During the Restriction Period each Restricted Party shall not, directly or indirectly, disclose to anyone (except in the regular course of the Business), or use in competition with the Business, any Confidential Information. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" shall mean (i) information relating to research, development, product design, inventions, purchasing, accounting, marketing, and selling of integrated industrial supply systems, and (ii) any other information not in the public domain relating to any confidential or secret aspect of the business or affairs of Buyer or its affiliates.

         5.3.     Nonsolicitation.

         Each of the Restricted Parties agrees that during the Restriction Period he shall not solicit, encourage, facilitate or induce (other than in the performance of his duties as an employee of Buyer) any customer, supplier, agent, sales representative, employee, consultant, or licensee of Seller or any of its Affiliates to breach any agreement or contract with, or discontinue his or its business relationships with Seller or such Affiliate of Seller in respect of the Business. Each of the Restricted Parties further covenants and agrees that during the Restriction Period, such Restricted Party shall not solicit, hire or otherwise engage as an employee, independent contractor or otherwise, any person who is an employee of the Bruckner Division, except with the prior written consent of Seller.

         5.4.     Blue Pencil.

         The provisions contained in the above Sections 5.1, 5.2 and 5.3 as to the time periods, geographic area and scope of activities restricted shall be deemed severable, so that if any provision contained in this Article 5 is determined to be invalid or unenforceable, that provision shall be deemed modified so as to be valid and enforceable to the full extent lawfully permitted.

         5.5.     Access to Records.

         Buyer and Seller agree to furnish or to cause to be furnished to each other upon request as promptly as practicable,, such information and assistance relating to the Purchased Assets and the Business as is reasonably necessary for the filing of any tax return, declaration or report, the making of any election related to Taxes, the preparation for any audit by any taxing authority, or the prosecution or defense of any claim, suit, or proceeding; provided, however, that such information and assistance shall be provided in a manner that will not unreasonably disrupt the business of the party providing information or assistance. Seller and Buyer shall cooperate fully as to and to the extent reasonably requested by the other party, in the conduct of any audit, litigation or other proceeding to the extent relevant to the Purchased Assets of the Business.

         5.6.     Litigation Cooperation.

         In the event that Seller or Buyer shall participate in any suit, action, proceeding or investigation concerning the Business conducted on or prior to the Closing Date (excluding any such suit, action, proceeding or investigation between Seller and Buyer), the parties shall, upon the request of the party involved in such litigation, cooperate fully with such party at such party's expense in connection therewith, except to the extent that such litigation arises from or constitutes a breach by any such party of any representation, warranty, covenant or agreement contained in this Agreement and the other agreements provided for herein.

         5.7.     Certain Employee Matters; Seller's 401(k) Plan.


                  (a) Buyer shall offer employment as of the Closing Date to all employees of Seller with terms and conditions no less favorable then immediately prior to the Closing Date (including employees who are absent from work by reason of vacation, sick leave, disability or other leave) at their current rates of pay and with fringe benefits that are in the aggregate no less favorable to the employees than those currently enjoyed by such employees.


                  (b) With respect to Seller's 401(k) Plan, (i) Seller shall have taken all necessary actions to authorize the termination of Seller's 401(k) Plan, effective immediately prior to the Closing Date, (ii) promptly after the Closing Date, Seller shall prepare and submit to the Internal Revenue Service an application for a determination letter on Form 5310 with respect to the qualification of Seller's 401(k) Plan upon termination, and (iii) in connection with such determination letter application, Buyer shall, at Seller's direction, take all necessary steps to implement and provide administrative support with respect to such 401(k) Plan termination. All costs and expenses attendant to such 401(k) Plan termination shall be borne by Buyer.

         5.8. Observer Rights. During the period commencing on the Closing Date and ending on the earlier of (x) June 7, 2005, or (y) the date Seller first becomes the record holder of shares of Public Entity Stock constituting Minimum Stock Ownership (as defined in subparagraph (d) below), as a result of the conversion of the Promissory Note in accordance with its terms or the issuance of shares of Public Entity Stock pursuant to Section 1.5(c)(iv) hereof, the Buyer and WESCO International covenant and agree as follows:

                  (a) Each of the Buyer and WESCO International hereby covenant that the Seller shall have the right to have one representative (such representative, an "OBSERVER") present at all meetings of the Board of Directors of each of Buyer and WESCO International. Such right shall from time to time be exercisable by delivery to Buyer of written notice from Seller specifying the name of the Observer.

                  (b) Each of Buyer and WESCO International will give Observer reasonable prior notice (it being agreed that the same prior notice given to the Board of Directors shall be deemed reasonable prior notice) in any manner permitted in Buyer's or WESCO International's Bylaws for notice to directors of the time and place of any proposed meeting of the Board of Directors of Buyer or WESCO International, such notice in all cases to include true and complete copies of all documents furnished to any Director in connection with such meeting. Observer will be entitled to be present in person as an observer at any such meeting or, if a meeting is held by telephone conference, to participate therein for the purpose of listening thereto but shall not be a member of the Board of Directors and shall not have any right to vote on matters before the Board of Directors and the presence or absence of such Observer shall not be considered in determining whether a quorum of the Board of Director is present.

                  (c) Buyer will deliver to Observer copies of all papers which may be distributed from time to time to the directors of the Buyer or WESCO International at such time as such papers are so distributed to them, including copies of any written consent; provided that all such information shall be held in strictest confidence by the Observer.

                  (d) For the purposes hereof, "Minimum Stock Ownership" shall mean shares of Public Entity Stock having a value, on the date Seller first acquires record ownership of such shares, of at least $50.0 million, based on the purchase price paid or deemed to be paid by Seller for such shares of Public Entity Stock pursuant to the Promissory Note or Section 1.5(c)(iv) hereof..

         5.9. Articles of Incorporation. Within seven (7) days of the Closing, Seller shall have filed with the New York Secretary of State an amendment to its Articles of Incorporation changing the name of Seller to exclude to the words "Bruckner Supply".

         5.10. Lease. Within fourteen (14) day of the Closing, Seller shall deliver to Buyer a Lease Agreement (the "LEASE") between RFT Investors Corp. and Buyer in form and substance satisfactory to Buyer with respect to the property located at 36 Harbor Park Drive, Port Washington, New York.

         5.11. Rosenbaum Subscription. Buyer offers to sell to Robert Rosenbaum up to 2500 shares of the common stock of WESCO International at a purchase price of $621.08 per share. If Robert Rosenbaum desires to purchase such shares of common stock he shall execute and deliver a stock subscription agreement in substantially the form of Exhibit K attached hereto (the "ROSENBAUM SUBSCRIPTION AGREEMENT") within 30 days of the date hereof.


                                   ARTICLE 6.

           Survival of Representations and Warranties/Indemnification
           ----------------------------------------------------------

         6.1.     Survival.

         The covenants and other agreements set forth in this Agreement shall survive the Closing Date indefinitely except to the extent they are expressly limited in duration by their terms. The representations and warranties and covenants and any indemnities with respect thereto of the parties set forth in this Agreement shall survive the Closing until March 31, 2000 to the extent that claim for breach hereof has not theretofore been made in writing by a party to the other party, except that (i) the representations and warranties related to title to the Purchased Assets in Section 3.10(a) shall survive without time limit; and (ii) the representations and warranties of Seller contained in
Section 3.21 shall survive until the applicable statute of limitations expires.

         6.2.     Indemnification by Seller.

                  (a) Subject to the limitations set forth in this Article 6, Seller, shall indemnify, defend, save and hold Buyer and its officers, directors, employees, agents and Affiliates (collectively, "BUYER INDEMNITEES") harmless from and against all demands, claims, allegations, assertions, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs, expenses and taxes (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing, whether or not any such demands, claims, allegations, etc., of third parties are meritorious; collectively, "BUYER DAMAGES") asserted against, imposed upon, resulting to, required to be paid by or incurred by any Buyer Indemnitee, directly or indirectly, in connection with or arising out of (i) any Excluded Liability, (ii) a breach of any representation or warranty made by Seller in this Agreement, or in any certificate or document furnished pursuant hereto by Seller to which Seller is or is to become a party, or (iii) a breach or nonfulfillment of any covenant or agreement made by Seller in or pursuant to this Agreement to which Seller is or is to become a party. All Buyer Damages shall act as an immediate setoff against amounts due Seller under the Promissory Note and the Additional Purchase Amount subject to the limits set forth in
Section 6.4(a).

                  (b) Buyer acknowledges and agrees that, should the Closing occur, its sole and exclusive remedy with respect to any and all claims relating to this Agreement and the transactions contemplated hereby (other than post-closing covenants, or claims of, or causes of action arising from, fraud) shall be pursuant to the indemnification provisions set forth in this Article 6. In furtherance of the foregoing, Buyer hereby waives from and after the Closing, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it may have against Seller and its Affiliates arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or otherwise (except pursuant to the indemnification provisions set forth in this Article 6).

         6.3.     Indemnification by Buyer.

                  (a) Buyer shall indemnify, defend, save and hold Seller and its officers, directors, employees, Affiliates and agents (collectively, "SELLER INDEMNITEES") harmless from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing, whether or not any such demands, claims, allegations, etc., of third parties are meritorious; collectively, "SELLER DAMAGES") asserted against, imposed upon, resulting to, required to be paid by or incurred by any Seller Indemnitee, directly or indirectly, in connection with or arising out of (i) any Assumed Liability (except to the extent that Buyer is entitled to indemnification from Seller with respect to such Assumed Liability), (ii) a breach of any representation or warranty made by Buyer in this Agreement or in any certificate or document furnished pursuant hereto by Buyer to which Buyer is or is to become a party or (iii) a breach or nonfulfillment of any covenant or agreement made by Buyer in or pursuant to this Agreement to which Buyer is or is to become a party.

                  (b) Seller acknowledges and agrees that, should the Closing occur, its sole and exclusive remedy with respect to any and all claims relating to this Agreement and the transactions contemplated hereby (other than post-closing covenants, or claims of, or causes of action arising from, fraud) shall be pursuant to the indemnification provisions set forth in this Article 9. In furtherance of the foregoing, Seller hereby waives from and after the Closing, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it may have against Buyer and its Affiliates arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise (except pursuant to the indemnification provisions set forth in this Article 6).

         6.4.     Limitation of Liability.

         Notwithstanding the foregoing, Seller's obligations to indemnify Buyer Indemnitees against any Buyer Damages under Section 6.2 and Buyer's obligations to indemnify Seller Indemnitees against any Seller Damages under Section 6.3 shall be subject to all of the following limitations:

                  (a) Threshold/Ceiling. No indemnification for breach of any representations or warranties shall be made until the aggregate amount of Buyer Damages (other than Excluded Liabilities) or Seller Damages (other than Assumed Liabilities), respectively, exceeds $500,000 (the "THRESHOLD"). After the aggregate of Buyer Damages or Seller Damages, as the case may be, exceeds the Threshold, indemnification shall be paid only on damages in excess of the Threshold; provided, however, that in no event shall Seller or Buyer, as the case may be, be obligated to pay any amount owed in respect of its obligation under Section 6.2(a) or 6.3(a), as the case may be, once the aggregate of all amounts paid (or otherwise credited as payment pursuant to the immediately succeeding sentence) by Seller (other than in respect of Excluded Liabilities) or Buyer (other than in respect of Assumed Liabilities) equals $50,000,000 in the case of Seller, or $50,000,000 in the case of Buyer. For purposes of this
Section 6.4(a), in computing such aggregate amounts, the amount of each claim shall be adjusted to take into account any Tax benefit and Tax cost actually realized by the Seller Indemnitees or Buyer Indemnitees, as the case may be, as a result of the Seller Damages or Buyer Damages and any indemnity payment shall be reduced by insurance proceeds or other similar payments recoverable by such parties from any third party with respect thereto..

                  (b) Time Period. Seller shall be obligated to indemnify Buyer Indemnitees only for those Buyer Damages as to which Buyer has given Seller written notice thereof prior to March 31, 2000, except that (i) the obligation to indemnify for Buyer Damages arising from or directly related to the title to the Purchased Assets in Section 3.10(a) shall survive without time limit, or
(ii) the obligation to indemnify for Buyer Damages arising from or directly related to Seller's obligations to pay Taxes which arise or are required to be paid on or prior to the Closing Date as set forth in Section 3.21 shall survive until the statute of limitations related to such Taxes expires. Buyer shall be obligated to indemnify Seller Indemnitees only for those Seller Damages as to which Seller has given Buyer written notice thereof prior to March 31, 2000.

         6.5.     Procedures Relating to Third Party Claims.

         In order for Buyer Indemnitees or Seller Indemnitees, as the case may be, (the "INDEMNIFIED PARTY") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any Person against the indemnified party (a "THIRD PARTY CLAIM"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim within 10 business days after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice to the extent such expenses resulted from such failure to give notice). Thereafter, the indemnified party shall deliver to the indemnifying party, within five business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

         If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the indemnified party therefor, to assume the defense thereof with counsel selected by the indemnifying party; provided that the indemnified party does not reasonably object to such counsel. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel (provided the indemnifying party does not reasonably object to such counsel) at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has failed to assume the defense thereof (other than during the period prior to the time the indemnified party shall have given notice of the Third Party Claim as provided above).

         If the indemnifying party so elects to assume the defense of any Third Party Claim, the indemnified party shall cooperate with the indemnifying party in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a reasonable basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of Third Party Claim which the indemnifying party may recommend and which by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, which releases the indemnifying party completely in connection with such Third Party Claim and which would not otherwise adversely affect the indemnified party.

         Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the indemnified party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party which the indemnified party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages. The indemnification required by Section 6.2(a) or 6.3(a) other than Third Party Claims shall be governed by Section 6.6.

         6.6.     Other Claims.

         In the event any indemnified party should have a claim against any indemnifying party under Section 6.2(a) or 6.3(a) that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice ("CLAIMS NOTICE") of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under Section 6.2(a) or 6.3(a), except to the extent that the indemnifying party demonstrates that it has been prejudiced by such failure or to the extent such failure extends beyond the applicable survival period set forth in Section
6.1. If the indemnifying party does not notify the indemnified party within thirty (30) days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under Section 6.2(a) or 6.3(a), such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party under Section 6.2(a) or 6.3(a) and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute, and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

         6.7.     Mitigation.

         Buyer and Seller shall cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder, including by making good faith efforts to mitigate or resolve any such claim or liability; provided that such party shall not be required to make such efforts if they would be detrimental in any material respect to such party. In the event that Buyer or Seller shall fail to make such good faith efforts to mitigate or resolve any claim or liability, then (unless the proviso to the foregoing covenant shall be applicable) notwithstanding anything else to the contrary contained herein, the other party shall not be required to indemnify any Person for any loss, liability, claim, damage or expense that could reasonably be expected to have been avoided if Buyer or Seller, as the case may be, had made such efforts.



                                   ARTICLE 7.

                                  Miscellaneous
                                  -------------


         7.1.     Cost and Expenses.

         Each party hereto shall bear all its expenses incurred in connection with the transactions contemplated in this Agreement, including accounting, legal and financial advisory fees incurred in connection herewith; provided, however, that Buyer and Seller shall pay any sales or transfer taxes arising from the transfer of the Business to Buyer as provided in Section 2.6.

         7.2.     Bulk Sales Laws.

         Buyer hereby waives compliance with the provisions of any applicable bulk sales law, and Buyer agrees to indemnify and hold Seller harmless from all claims made by creditors with respect to non-compliance with any bulk sales law, provided, however, that such waiver does not as between Buyer and Seller relieve Seller of any debt, liability or obligation to any other person not expressly assumed by Buyer, and Seller covenants and agrees to indemnify and hold Buyer harmless in respect of any loss, damage, cost or expense suffered or incurred by Buyer as a result of the failure to comply with such laws.

         7.3.     Assignments.

No party hereto may assign any of its rights or delegate any of its duties hereunder without the prior written consent of the other parties, and any such attempted assignment or delegation without such consent shall be void. Notwithstanding the foregoing, (x) Buyer shall have the right to assign its rights under this Agreement to any of its direct or indirect subsidiaries, but notwithstanding any such assignment, Buyer shall remain liable for all of its liabilities and obligations under this Agreement, and (y) Seller may transfer or assign the Promissory Note and shares issuable upon conversion of the Promissory Note and contractual rights to receive Additional Purchase Amounts in cash or in shares (all as provided in this Agreement) and its obligations under this Agreement to the Shareholders, and, as the case may be, to the personal representative, spouse, children (or any spouse thereof), parents or grandchildren (or any spouse thereof) of such Shareholder or a trust for the benefit of the foregoing (each Shareholder and his or her specified transferees, together, a "Permitted Transferee"). No transfer or assignment may be made to a Permitted Transferee unless the Permitted Transferee (or his or her custodian or guardian) executes and delivers a written agreement, in form and substance satisfactory to Buyer, agreeing to be bound, jointly and severally, by the provisions of this Agreement with the Seller and any other Permitted Transferees as if such Permitted Transferee were a party hereto, including without limitation the indemnification provisions set forth in Article VI hereof. Seller shall remain liable for all its liabilities and obligations under this Agreement.


         7.4.     Further Assurances.

         The parties shall from time to time do and perform such additional acts and execute and deliver such additional documents and instruments as may be required or reasonably requested by any party to establish, maintain or protect its rights and remedies or to effect the purpose of this Agreement.

         7.5.     Public Announcement.

         Prior to the Closing Date, no party shall, without the approval of the others, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that such party shall be so obligated by law or by the rules and regulations of any stock exchange on which the securities of such party are traded, in which case such party shall give advance notice to the other parties and the parties shall use all reasonable efforts to cause a mutually agreeable release or announcement to be issued.

         7.6.     Notices.

         Notices and other communications provided for herein shall be in writing (which shall include notice by facsimile transmission) and shall be delivered or mailed (or if by facsimile communications equipment of the sending party hereto, delivered by such equipment), addressed as follows:

                           If to Seller:

                                    Mr. Robert Rosenbaum
                                    c/o Bruckner Supply Company, Inc.
                                    36 Harbor Park Drive
                                    Port Washington, NY  11050

                           with copies to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, NY  10019

                                    Attention:  Matthew Nimetz, Esq.

                           If to Shareholders:

                                    c/o Mr. Robert Rosenbaum
                                    36 Harbor Park Drive
                                    Port Washington, NY  11050


                           with copies to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, NY  10019

                                    Attention:  Matthew Nimetz, Esq.

                           If to Buyer:

                                    WESCO Distribution, Inc.
                                    Commerce Court
                                    Suite 700
                                    Four Station Square
                                    Pittsburgh, PA  15219

                                    Attention:  General Counsel

or to such other address as a party may from time to time designate in writing in accordance with this Section 7.6. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         7.7.     Amendment and Modification.

         This Agreement may be amended, modified or supplemented at any time after the Closing Date but only by the written agreement of the parties hereto.

         7.8.     Captions.

         The captions of Articles and Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

         7.9.     Governing Law.

         This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of New York without regard to conflict of laws principles.

         7.10.    Waiver of Provisions.

         The terms, covenants, representations, warranties and conditions of this Agreement may be amended, modified or waived only by a written instrument executed by the party sought to be bound thereby. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

         7.11.    Counterparts.

         This Agreement may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding on the parties hereto, notwithstanding that the parties are not signatory to the same counterpart.

         7.12.    Entire Agreement.

         This Agreement, including the schedules and Exhibits hereto, and the Confidentiality Agreement constitute the entire Agreement between the parties and supersede and cancel any and all prior agreements between them relating to the subject matter hereof.

         7.13.    Brokers or Finders.

         Each party agrees to indemnify and hold the other harmless from and against any and all claims, liabilities, or obligations with respect to any other fees, commissions or expenses asserted by any Person on the basis of any act or statement alleged to have been made by the other party or its Affiliates.



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

         7.14.    Definitions; Construction.

                  (a) As used herein, the following terms shall have the following meanings:

                  "Accelerated Additional Purchase Amount" shall mean an amount equal to the following; as applicable:

                  (i) With respect to the Promissory Note, if the Accelerated Additional Payment Date occurs on or after the Maturity Date of the Promissory Note and the Promissory Note has been paid or otherwise finally determined, then zero. If the Accelerated Additional Payment Date occurs prior to the Maturity Date of the Promissory Note, and

                           (x) the Promissory Note has been converted into the
                  right to receive shares of Public Entity Stock in accordance with its terms, then Buyer shall transfer such shares of Public Entity Stock to Seller on the Change of Control Payment Date, or

                           (y) the Promissory Note has not been converted into
                  the right to receive shares of Public Entity Stock, then an amount equal to (A) the unpaid principal amount of the Promissory Note reduced by (B) the unpaid principal amount of the Promissory Note multiplied by the Change of Control Discount Factor; plus

                  (ii) With respect to the 1999 Additional Purchase Amount, if the Accelerated Additional Payment Date occurs on or after June 7, 1999 and the 1999 Additional Purchase Amount has been paid or otherwise finally determined, then zero. If the Accelerated Additional Payment Date occurs prior to June 7, 1999, then an amount equal to (A) the maximum amount of the 1999 Additional Purchase Amount reduced by (B) the maximum amount of the 1999 Additional Purchase Amount multiplied by the Change of Control Discount Factor; plus

                  (iii) With respect to the Additional Purchase Amounts, an amount equal to seventy percent (70%) of the maximum amount of all unearned and unpaid Adjusted Additional Payment Amounts; provided, however, that if (A) the Accelerated Additional Purchase Event is caused by a termination of Robert Rosenbaum's employment with WESCO as a result of a Resignation for Good Reason (as defined in the Employment Agreement) then ninety percent (90%) of the maximum amount of all unearned and unpaid Adjusted Additional Payment Amounts, and (B) the Accelerated Additional Purchase Event is caused by a termination of Robert Rosenbaum's employment with WESCO as a result of a termination without Cause (as defined in the Employment Agreement), or prior to the expiration of the Change of Control Election Period, the employment of Robert Rosenbaum with Buyer under the Employment Agreement, shall have been terminated by Buyer without Cause or as a result of a Resignation for Good Reason , then one hundred percent (100%) of the maximum amount of all unearned and unpaid Adjusted Additional Payment Amounts.

                  "Accelerated Additional Purchase Event" shall mean (i) the delivery by Seller to Buyer of a Change of Control Payment Notice, or (ii) the employment of Robert Rosenbaum with Buyer shall have been terminated as a result of a termination by Buyer without Cause or a Resignation for Good Reason by Robert Rosenbaum.

                  "Accelerated Additional Purchase Payment Date" shall mean the date of the payment of the Accelerated Additional Payment Amount.

                  "Adjusted Additional Purchase Amount" means the 1999 Additional Purchase Amount and the Current Year Additional Purchase Formula Amounts in each case without reduction by the amount of any adjustments to the purchase price under Section 1.6 hereof to the extent not set off against the Promissory Note, if any.

                  "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under the direct or indirect common control with such specified Person.

                  "Beneficial Owner" shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended.

                  "Change of Control" shall mean the occurrence of any of the following events:

                  (i) prior to the issuance of Public Entity Stock by the Public Entity, the existing holders of the equity of WESCO International (the "EXISTING HOLDERS") cease to be the Beneficial Owner, directly or indirectly, of a majority in the aggregate of the total voting power of the voting stock of WESCO International, whether as a result of issuance of the securities of the WESCO International, any merger, consolidation, liquidation or dissolution of WESCO International, any direct or indirect transfer of securities by any Existing Holder or otherwise (for purposes of this clause (i) and clause (ii) below, the Existing Holders shall be deemed to beneficially own any voting stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Existing Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the voting stock of the parent entity);

                  (ii) on or after Buyer or WESCO International becomes a Public
         Entity: (A) any Person, other than one or more Existing Holders, is or becomes the Beneficial Owner (as defined in clause (i) above, except that for purposes of this clause (ii) such Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the voting stock of the Public Entity, and
         (B) the Existing Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the voting stock of the Public Entity than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Public Entity, as the case may be (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any voting stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (ii)), directly or indirectly, more than 35% of the voting power of the voting stock of such parent corporation and the Existing Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the voting stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

                  (iii) during any period of two consecutive years after Buyer or WESCO International becomes a Public Entity, individuals who at the beginning of such period constituted the board of directors of the Public Entity (together with any new directors whose election by such board of directors of the Public Entity, or whose nomination for election by the shareholders of the Public Entity, was approved by a vote of 66-2/3% of the directors of the Public Entity, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Public Entity, as the case may be, then in office; or

                  (iv) the merger or consolidation of the Public Entity with or into another Person or the merger of another Person with or into the Public Entity, or the sale of all or substantially all the assets of the Pubic Entity to another person (other than a Person that is controlled by the Existing Holders), and, in the case of any such merger or consolidation, the securities of the Public Entity that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the voting stock of the Public Entity are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent immediately after such transaction, at lease a majority of the aggregate voting power of the voting stock of the surviving Person.

                  Within 10 business days following any Change of Control, Buyer provide notice to Seller (the "CHANGE OF CONTROL NOTICE") stating that a Change of Control has occurred, specify the date the Change of Control occurred or became effective, and summarizing the principal terms of the Change of Control and other relevant facts and circumstances.

                  "Change of Control Discount Factor" shall mean the average interest rate on 90-day Treasury Bills as reported in the Wall Street Journal for the 10 consecutive trading days immediately prior to the Change of Control Election Date or if the Change of Control Election Date is not a business day, the first business day immediately preceding the Change of Control Election Date multiplied by a fraction (x) the numerator of which is equal to the number of days between the Change of Control Election Date and (i) in the case of the Promissory Note, the Maturity Date of the Promissory Note and (ii) in the case of the 1999 Additional Purchase Amount, June 7, 1999, and (y) the denominator of which is 365.



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

                  "Change of Control Election Period" shall mean the ninety (90) day period first following a Change of Control.

                  "Change of Control Payment Notice" shall mean the written notice delivered by Seller to Buyer during the thirty day period immediately following the Change of Control Election Period stating that Seller and its Permitted Assignees irrevocably elect to receive the Accelerated Additional Purchase Amount.

                  "EBITDA" means the operating earnings of Seller or the Bruckner Division, as the case may be, before interest expense, taxes, depreciation and amortization, determined in accordance with the following provisions:

                  (i) Except as otherwise stated in this Agreement, EBITDA and its components will be calculated in compliance with GAAP, and in accordance with the specific accounting policies, methods and prior practices employed by Seller applied on a consistent basis. The calculation of EBITDA will be unaffected by either the accounting practices and policies of Buyer or by generally accepted accounting principles first applicable to Seller or the Bruckner Division after December 31, 1997.

                  (ii) The EBITDA calculation shall:

                           (1) Exclude any foreign exchange gains or losses;

                           (2) Exclude any and all acquisition costs and other
                  costs related to this Agreement, including, but not limited to, extra auditing and accounting fees, legal fees, and due diligence costs, except as provided by the Memorandum of Understanding;

                           (3) Exclude any and all expense allocations from
                  Buyer or any Buyer Affiliate, including, but not limited to, corporate overhead allocations and pushdown accounting costs, except as provided by the Memorandum of Understanding;

                           (4) Exclude any and all debt costs including, without
                  limitation, interest expense, amortization or capitalized debt costs, debt restructuring costs, debt acquisition costs, any prepayment fees and prepayment penalties and any other debt-related fees and penalties of any kind; and

                           (5) Exclude any compensation paid to Robert Rosenbaum
                  in excess of $100,000; and

                  (iii) Amortization excluded from EBITDA shall be amortization of goodwill and any covenants not to compete, all debt issuance costs (including, without limitation, any interest rate caps or hedging costs), and any amortization related to the transactions contemplated herein.

                  "GAAP" means generally accepted accounting principles.



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

                  "Governmental Entity" means any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

                  "Maturity Date" means March 31, 2000.

                  "Person" means an individual, a corporation, a limited liability company, a partnership, a joint venture, a business association, a trust or any other entity or organization, including a Governmental Entity.

                  "Public Entity" means Buyer or Buyer's Affiliate WESCO International if either entity has consummated a sale to the public of shares of common stock pursuant to any effective registration statement filed by Buyer or WESCO International, as the case may be, under the Securities Act of 1933, as amended.

                  "Public Entity Stock" means the class of common stock of the Public Entity which is subject to public trading.

                  "Public Multiple" means an amount equal to 80% of the sum of the aggregate market capitalization of the Public Entity's publicly traded debt and equity securities determined by reference to the average daily closing price of such securities for the ninety (90) calendar days three (3) calendar months immediately preceding the Election Date, plus the book value of all non-publicly traded short and long-term financing debt as of the calendar month end immediately preceding the Election Date, divided by the EBITDA of the Public Entity for the four calendar quarters immediately preceding the Election Date.

                  "Representative" when used with respect to any Person means any directors, officers, employees, stockholders, agents or representatives (including attorneys, accountants, consultants, banks and financial advisors) of such Person.

                  "Value Multiple" means 8.0 provided, however, that if Buyer or WESCO International is a Public Entity then the Value Multiple shall equal the Public Multiple.

Financial terms not otherwise defined in this Agreement shall be defined under GAAP.

                  (b) The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and exhibits and Schedules to, this Agreement unless the context shall otherwise require.

         7.15.    No Third Party Beneficiaries.

         This Agreement is not intended to confer upon any Person other than the parties hereto and their respective successors and assigns any rights or remedies hereunder.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                    WESCO DISTRIBUTION, INC.


                                    By: /s/ JAMES MEHTA
                                       ----------------------------------

                                    Title: Vice President
                                          -------------------------------

                                    BRUCKNER SUPPLY COMPANY, INC.


                                    By: /s/ ROBERT ROSENBAUM
                                       ----------------------------------

                                    Title: President
                                          -------------------------------

                                    SOLELY AS TO SECTIONS 5.8 AND 5.10 OF THE
                                    ASSET PURCHASE AGREEMENT:

                                    WESCO INTERNATIONAL, INC.

                                    By: /s/ JEFFREY B. KRAMP
                                       ----------------------------------

                                    Title: Secretary and General Counsel
                                          -------------------------------

                                    SOLELY AS TO SECTIONS 5.1, 5.2, 5.3 AND 5.4
                                    OF THE ASSET PURCHASE AGREEMENT:

                                        /s/ ROBERT ROSENBAUM
                                    -----------------------------------
                                    Robert Rosenbaum

                                        /s/ ELI ROSENBAUM
                                    -----------------------------------
                                    Eli Rosenbaum



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